                                                           OMB APPROVAL
                                                     ------------------------
                                                     OMB Number:  3235-0059
                                                     Expires: January 31, 2008
                                                     Estimated average burden
                                                     hours per response    14.73

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                                  TENNECO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      5)    Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

--------------------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      3)    Filing Party:

--------------------------------------------------------------------------------

      4)    Date Filed:

--------------------------------------------------------------------------------

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

TENNECO INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                                    (TENNECO LOGO)

                                                                  March 27, 2006

To the Stockholders of Tenneco Inc.:

     The Annual Meeting of Stockholders of the Company will be held Tuesday, May 9, 2006, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice of the meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 2005 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing and returning your Proxy promptly or using our telephone or Internet voting procedures.

                                               Very truly yours,

                                               /S/ MARK P. FRISSORA
                                               MARK P. FRISSORA

                                               Chairman, Chief Executive Officer
                                               and President

TENNECO INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                                    (TENNECO LOGO)

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2006

     The Annual Meeting of Stockholders of Tenneco Inc. will be held at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045 on Tuesday, May 9, 2006, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect eleven directors for a term to expire at the 2007 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2006;

     3. To consider and act upon a proposal to approve the Tenneco Inc. 2006 Long-Term Incentive Plan, pursuant to which up to 2,000,000 shares of the Company's common stock (in addition to shares remaining available under the Company's prior equity incentive plan) will be available for delivery under awards granted pursuant to the plan; and

     4. To consider and act upon such other matters as may be properly brought before the meeting, or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 14, 2006 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045, and will also be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

Lake Forest, Illinois
March 27, 2006

TENNECO INC.                                                      (TENNECO LOGO)
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                  March 27, 2006

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Inc. (the "Company") of proxies (the "Proxies") to be voted at the Annual Meeting of Stockholders on May 9, 2006, or at any adjournment or postponement thereof (the "Annual Meeting"). Holders of common stock of record at the close of business on March 14, 2006 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At March 14, 2006, there were 45,169,180 shares of common stock outstanding and entitled to vote. This Proxy Statement is first being mailed to stockholders on or about March 27, 2006.

                                   BACKGROUND

     In 1996, the Company was formed and spun off from the company that, at the time, was known as Tenneco Inc. After the spin-off, the Company held the former Tenneco Inc.'s automotive and packaging operations. In 1999, the Company spun off the packaging operations and, at that time, changed its name to "Tenneco Automotive Inc." In October 2005, the Company returned to the name "Tenneco Inc.", as the Company believes the name Tenneco better represents the continued expansion of the Company's offerings through its commercial and specialty vehicle businesses.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Board of Directors currently comprises eleven individuals, all of whom are proposed to be elected at this Annual Meeting to serve for a term to expire at the annual meeting of stockholders to be held in 2007 and until their successors are chosen and have qualified.

     The persons named as proxy voters in the accompanying Proxy card, or their substitutes, will vote your Proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your Proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from any or all of the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March 14, 2006), the principal occupation, the employment during at least the past five years, the year in which first elected a director and other information concerning each nominee appears below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
     FOR ONE-YEAR TERMS EXPIRING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

     CHARLES W. CRAMB -- Mr. Cramb has been Executive Vice President, Finance and Technology and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, since November 2005. Mr. Cramb was Senior Vice President and Chief Financial Officer of The Gillette Company, a global manufacturer and marketer of a wide variety of consumer products, from 1997 until October 2005. He joined Gillette in 1970 and served in a number of financial positions. From 1976 to 1981, he held several key financial management positions in Gillette's European operations, including Manager, Financial Services, Gillette Europe, and Financial Controller, Gillette Industries Limited, UK. From 1981 to 1995, he held a series of senior financial management positions in the United States, including Controller, International Operations; Vice President, Finance and Strategic Planning, Gillette North Atlantic Group; Assistant Controller, The Gillette Company; and Vice President, Finance, Planning and Administration, Diversified Group. From 1995 to 1997, he was Corporate Vice President and Corporate Controller. He is a director of Idenix Pharmaceuticals, Inc., where he is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Cramb is also a member of the Board of Visitors for Lawrence Academy. He was elected to the Company's Board of Directors in March 2003, is 59 years old and is Chairman of the Audit Committee.

     TIMOTHY R. DONOVAN, Executive Vice President -- Strategy and Business Development and General Counsel -- Mr. Donovan was named Executive Vice President -- Strategy and Business Development in July 2005. He was promoted to Executive Vice President in December 2001 and was named Senior Vice President and General Counsel in August 1999. Mr. Donovan also is in charge of the Company's worldwide Environmental, Health and Safety Program. From October 2004 through July 2005, Mr. Donovan served as Managing Director-Asia Pacific, with responsibility for Australia, New Zealand, Asia and the Japanese original equipment business worldwide. From May 2001 through October 2004, he served as Managing Director of the Company's International Group with responsibility for all of the Company's operations in Asia and South America, as well as the Japanese original equipment business worldwide. Mr. Donovan was a partner in the law firm of Jenner & Block from 1989 until his resignation in September 1999, and from approximately 1997 through 1999 served as the Chairman of Jenner & Block's Corporate and Securities Department and as a member of its Executive Committee. He is also a director of John B. Sanfilippo & Son, Inc., where he is a member of its Compensation Committee and is the Chairman of its Audit Committee. Mr. Donovan is 50 years old and became a director of the Company in March 2004.

     M. KATHRYN EICKHOFF-SMITH -- Ms. Eickhoff-Smith served as President and Chief Economist of Eickhoff Economics, Inc., a consulting firm, from 1987 until her recent retirement. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff-Smith spent 23 years at Townsend Greenspan & Co., Inc., an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of Moorings Park Institute, a non-profit retirement community in Naples, Florida. Ms. Eickhoff-Smith has been a director of the Company since 1996 (and prior to that was a director of the former Tenneco Inc. since 1987). She also served as a member of Tenneco Inc.'s Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff-Smith is 66 years old and is a member of the Audit Committee and Three-Year Independent Director Evaluation Committee.

     MARK P. FRISSORA, Chairman of the Board, Chief Executive Officer and President -- Mr. Frissora became the Company's Chief Executive Officer in connection with the spin-off of the packaging operations in November 1999 and has been serving as President of the automotive operations since April 1999. In March 2000, he was also named the Company's Chairman. From 1996 to April 1999, he held various positions within the Company's automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Mr. Frissora joined the Company in 1996 from Aeroquip Vickers Corporation, where he served since 1991 as a Vice President. In the 15 years prior to joining Aeroquip Vickers, he served for 10 years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. He is a member of The Business Roundtable and the World Economic Forum's Automotive Board of Governors. He is also a director of NCR Corporation, where he serves on its Compensation Committee, and FMC Corporation, where he serves on its Audit Committee. Mr. Frissora is 50 years old and became a director of the Company in November 1999.

     FRANK E. MACHER -- Mr. Macher has served as President and Chief Executive Officer and as a member of the Board of Directors of Collins & Aikman Corporation, a global supplier of motor vehicle parts, since July 2005. Mr. Macher served as Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, from January 2001 to July 2003 and Chairman of Federal Mogul from October 2001 to his retirement in January 2004. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher is 65 years old and was named a director of the Company in July 2000. He is a member of the Board of Trustees of Kettering University. Mr. Macher is a member of the Audit Committee.

     ROGER B. PORTER -- Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of Zions Bancorporation, Pactiv Corporation, Extra Space Storage Inc. and Packaging Corporation of America. Mr. Porter is

59 years old and has been a director of the Company since January 1998. Mr. Porter is a member of the Compensation/Nominating/Governance Committee and the Chairman of the Three-Year Independent Director Evaluation Committee.

     DAVID B. PRICE, JR. -- Mr. Price has served as Chief Executive Officer and President of Birdet Price, LLC, an investment and consulting firm wholly owned by Mr. Price, since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. He is a director and Vice Chairman of the YMCA of Greater St. Louis and a Director of St. Lukes Hospital in St. Louis. He is also a director of CH2M HILL. Mr. Price is 60 years old and was named a director of the Company in November 1999. Mr. Price is the Chairman of the Compensation/Nominating/ Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

     DENNIS G. SEVERANCE -- Dr. Severance is the Accenture Professor of Business Information & Technology at the Stephen M. Ross Business School, University of Michigan. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance is 62 years old and became a director of the Company in July 2000. Dr. Severance is a member of the Audit Committee.

     PAUL T. STECKO -- Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 61 years old and has been a director of the Company since November 1998. He is also a director of State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is a member of the Compensation/Nominating/Governance Committee and the Three-Year Independent Director Evaluation Committee.

     MITSUNOBU TAKEUCHI -- Mr. Takeuchi served as Chairman Emeritus of DENSO International Americas, Inc., the North American arm of Japan-based DENSO Corp., a worldwide supplier of advanced automotive systems and components, from 2004 until January 2006. Mr. Takeuchi joined DENSO in 1964 and rose through a series of sales and general manager positions in Japan and North America, with experience in both original equipment and aftermarket. He became President and Chief Executive Officer, DENSO International Americas in 1997, Chairman and Chief Executive Officer in 2002 and Chairman Emeritus in 2004. Mr. Takeuchi is a director of the Economic Club of Detroit and the Motor Equipment Manufacturers Association and a member and past president of the Japan Business Society of Detroit. Mr. Takeuchi is 64 years old and has been a director of the Company since January 2006.

     JANE L. WARNER -- Ms. Warner has served as Group President, ITW Finishing Systems at Illinois Tool Works Inc., a global manufacturer of specialty products and equipment, since December 2005. Ms. Warner served as President of Plexus Systems, L.L.C., a provider of manufacturing information systems, from June 2004 until December 2005. From 2000 to June 2004, Ms. Warner held various positions with Electronic Data Systems Corporation ("EDS"), including President of its Global Manufacturing Industry Solutions Group and Managing Director of its Global Automotive Industry Group. Prior to joining EDS, Ms. Warner served as President of Kautex Textron Inc. North America from 1998 to 1999 and Executive Vice President for Textron Automotive Company from 1994 to 1999. Previously, Ms. Warner held various positions over a 20-year span at General Motors Corporation, including positions in engineering, manufacturing and human resources. Ms. Warner is 59 years old and was named a director of the Company in October 2004. Ms. Warner also is a board member of MeadWestvaco Corporation, where she sits on the Audit and Safety, Health and Environmental Committees, a board member of the Original Equipment Suppliers Association and is a member of the Board of Trustees for Kettering University where she serves on the Executive Committee and the Finance Committee. Ms. Warner is a member of the Compensation/Nominating/Governance Committee.

CORPORATE GOVERNANCE OVERVIEW

     The Company has established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. As part of its annual review process, the Board of Directors monitors developments in the area of corporate governance. Listed below are some of the key elements of the Company's corporate governance plan. Many of these matters are described in more detail elsewhere in this Proxy Statement.

     INDEPENDENCE OF DIRECTORS (SEE P. 10)

     - Nine of the Company's eleven current directors are independent under the New York Stock Exchange ("NYSE") listing standards.

     - Independent directors are scheduled to meet separately in executive session after every regularly scheduled Board of Directors meeting.

     - The Company has a lead independent director, Mr. Paul T. Stecko.

     AUDIT COMMITTEE (SEE PP. 11-12 AND PP. 38-41)

     - All members meet the independence standards for audit committee membership under the NYSE listing standards and applicable Securities and Exchange Commission ("SEC") rules.

     - One member of the Audit Committee, Mr. Charles Cramb, qualifies as an "audit committee financial expert," as defined in the SEC rules, and the remaining members of the Audit Committee satisfy the NYSE's financial literacy requirements.

     - The Audit Committee operates under a written charter that governs its duties and responsibilities, including its sole authority to appoint, review, evaluate and replace the Company's independent auditors.

     - The Audit Committee has adopted policies and procedures governing the pre-approval of all audit, audit-related, tax and other services provided by the Company's independent auditors.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE (SEE P. 10 AND PP. 28-36)

     - All members meet the independence standards for compensation and nominating committee membership under the NYSE listing standards.

     - The Compensation/Nominating/Governance Committee operates under a written charter that governs its duties and responsibilities, including the responsibility for executive compensation.

     - In December 2005, an Executive Compensation Subcommittee was formed which has the responsibility to consider and approve equity-based compensation for the Company's executive officers which is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     CORPORATE GOVERNANCE PRINCIPLES

     - The Company has adopted Corporate Governance Principles, including qualification and independence standards for directors.

     STOCK OWNERSHIP GUIDELINES

     - The Company has adopted Stock Ownership Guidelines to align the interests of its executives with the interests of stockholders and promote the Company's commitment to sound corporate governance.

     - The Stock Ownership Guidelines apply to the independent directors, the Chairman and Chief Executive Officer, all Executive Vice Presidents and all Senior Vice Presidents. Ownership levels are determined as a multiple of the participant's base salary or, in the case of an independent director, his or her Board of Directors retainer fee and then converted to a fixed number of shares.

     COMMUNICATION WITH DIRECTORS (SEE PP. 13-14)

     - The Audit Committee has established a process for confidential and anonymous submissions by employees of the Company, as well as submissions by other interested parties, regarding questionable accounting or auditing matters.

     - Additionally, the Board of Directors has established a process for stockholders to communicate with the Board of Directors, as a whole, or any independent director.

     CODES OF BUSINESS CONDUCT AND ETHICS

     - The Company has adopted a Code of Ethical Conduct for Financial Managers that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller and other key financial managers.

     - The Company also operates under an omnibus Statement of Business Principles that applies to all directors, officers and employees and includes provisions ranging from restrictions on gifts to conflicts of interests. All salaried employees are required to affirm in writing their acceptance of these principles.

     PERSONAL LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

     - The Company complies with and will operate in a manner consistent with the legislation outlawing extensions of credit in the form of a personal loan to or for its directors or executive officers.

     The Company's Audit Committee Charter, Compensation/Nominating/Governance Committee and Executive Compensation Subcommittee Charters, Corporate Governance Principles, Stock Ownership Guidelines, Audit Committee policy regarding accounting complaints, Code of Ethical Conduct for Financial Managers, Statement of Business Principles, policy for communicating with the Board of Directors and Audit Committee policy regarding the pre-approval of audit, audit-related, tax and other services may be accessed on the Company's website at www.tenneco.com. The contents of the website are not, however, a part of this Proxy Statement. In addition, the Company will make a copy of any of these documents available to any person, without charge, upon written request to Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois 60045, Attn: General Counsel. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers of its Code of Ethical Conduct for Financial Managers and Statement of Business Principles by posting this information on its website at www.tenneco.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     GENERAL. The Board of Directors of the Company currently comprises eleven members, nine of whom are not officers of the Company (the "Outside Directors") and two of whom are officers of the Company (the "Inside Directors"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board and a focus on matters of importance to its stockholders.

     The Board of Directors has determined that all nine of the Outside Directors are "independent" as that term is defined under the listing standards of the NYSE. As part of its analysis, the Board determined that none of the Outside Directors has a direct or indirect material relationship with the Company. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director's independence: (i) the director is an executive officer of another company that (directly or indirectly through its subsidiaries or affiliates) does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual consolidated revenues of both the Company and the other company he or she serves as an executive officer; (ii) the director is an executive officer of another company that (directly or indirectly through its subsidiaries or affiliates) is indebted to the Company, or to which the Company is indebted, and the total amount of either company's consolidated indebtedness to the other is less than 1% of the total consolidated assets of the indebted company; (iii) the director is an executive officer of another company in which the Company owns a common equity interest, and the amount of the Company's interest is less than 5% of the total voting power of the other company; or (iv) the director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% of that organization's total annual charitable receipts. The Outside Directors do not have relationships with the Company that are not within these guidelines.

     During 2005, the Board of Directors held seven meetings. During 2005, all of the then-current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board held and on which the director served. The Board of Directors is scheduled to meet in executive session, without management, after every Board meeting that the directors attend in person. Mr. Stecko acts as lead independent director to chair these executive sessions and as primary spokesperson in communicating matters arising out of these sessions to Company management.

     All of the directors, other than Mr. Takeuchi (who joined the Board in 2006), attended last year's annual meeting of the stockholders. The Board of Directors has a policy that, absent unusual circumstances, all directors attend the Company's annual stockholder meetings.

     The Board of Directors has three standing committees. These committees have the responsibilities and authority described below.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE. The members of the Compensation/Nominating/Governance Committee are Ms. Warner and Messrs. Porter, Stecko and Price, who is the Chairman of the Committee. The
Compensation/Nominating/ Governance Committee is comprised solely of Outside Directors who meet the independence standards for compensation and nominating committee members as set forth in the NYSE listing standards.

     The Compensation/Nominating/Governance Committee has the responsibility, among other things, to: (1) establish the salary rate of officers and employees of the Company and its subsidiaries; (2) examine periodically the compensation structure of the Company; (3) supervise the welfare and pension plans and compensation plans of the Company; and (4) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations of the SEC. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; (d) review the qualifications of and recommend candidates for election as officers of the Company; and (e) develop, recommend to the Board of Directors for approval and, as appropriate, recommend to the Board of Directors revisions to Corporate Governance Principles applicable to the Company.

     The Compensation/Nominating/Governance Committee operates pursuant to a written charter, which was most recently reviewed and reaffirmed by the Board of Directors in March 2005 as part of its annual review process (the Committee has scheduled its 2006 review of the charter for its May 2006 meeting). The Compensation/Nominating/Governance Committee held six meetings during 2005.

     An Executive Compensation Subcommittee, consisting of all Compensation/Nominating/ Governance Committee members except Mr. Stecko, was formed in 2005. This subcommittee has the responsibility of considering and approving equity-based compensation for the Chief Executive Officer and the Company's other executive officers which is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     A report of the Compensation/Nominating/Governance Committee regarding executive compensation appears elsewhere in this Proxy Statement.

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION ("TIDE") COMMITTEE. The members of the TIDE Committee are Ms. Eickhoff-Smith and Messrs. Price, Stecko and Porter, who is the Chairman of the Committee. The TIDE Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's stockholder rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The TIDE Committee held one meeting in 2005.

     AUDIT COMMITTEE. The members of the Audit Committee are Ms. Eickhoff-Smith and Messrs. Macher, Severance and Cramb, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all of the independence standards for audit committee membership as set forth in the Sarbanes-Oxley Act of 2002, and the SEC rules adopted thereunder, and the NYSE listing standards. The Board of Directors has determined that Mr. Cramb qualifies as an "audit committee financial expert" as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

     Management is responsible for the Company's internal controls over the financial reporting process. The independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted audit standards and for issuing a report on its audit. The Audit Committee's duty is to oversee and monitor these activities on behalf of the Board of the Directors. Specifically, the Audit Committee has the responsibility, among other things, to: (1) select and approve the compensation of the Company's independent public accountants;
(2) review and approve the scope of the independent public accountants' audit activity and all non-audit services; (3) review with management and the independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (4) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight over the financial reporting process; (5) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with business ethics and other policies; (6) review the independence, qualifications and performance of the Company's independent public accountants; (7) provide an avenue of communication among the independent public accountants, management, the internal auditors and the Board of Directors; and
(8) prepare the audit-related report required by the SEC to be included in the Company's annual proxy statement.

     In fulfilling its responsibilities, the Audit Committee reviewed with management and the independent public accountants (a) significant issues, if any, regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and significant issues, if any, as to the adequacy of the Company's internal controls and any special audit steps adopted in view of material internal control deficiencies; (b) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies. In addition, the Audit Committee has discussed the Company's major risk exposures and the steps that management has taken to monitor and control such exposures. Management is required to advise the Committee of any instances of fraud relating to employees who have a significant role in the Company's internal controls. The Committee was advised that management was not aware of any such instances of fraud.

     The Audit Committee operates under a written charter, the current version of which was reaffirmed by the Board of Directors in March 2006 as part of its annual review process. The Audit Committee held ten meetings in 2005. A report of the Audit Committee appears elsewhere in this Proxy Statement.

     CONSIDERATION OF DIRECTOR NOMINEES. The Compensation/Nomination/Governance Committee regularly assesses the size of the Board of Directors, the need for expertise on the Board of Directors and whether any vacancies are expected on the Board of Directors due to retirement or otherwise. The Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors, the Committee reviews annually such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. In the event that vacancies are anticipated, or otherwise arise, the Compensation/Nomination/Governance Committee considers various potential candidates for director which may come to its attention through a variety of sources, including current Board members, stockholders or other persons. In addition, from time to time the Committee will retain a professional search firm to assist it in identifying director candidates, for which the firm generally receives a fee. For example, from October 2005 to January 2006, a third-party executive search firm, Spencer Stuart, assisted the Compensation/Nominating/Governance Committee in a search for new director candidates. Based on that search, the Compensation/Nominating/Governance Committee recommended the election of, and the Board of Directors elected, Mr. Takeuchi to the Board of Directors. All candidates for director are evaluated at regular or special meetings of the Compensation/Nomination/Governance Committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Compensation/Nomination/Governance Committee considers the qualification standards set forth in the Company's Corporate Governance Principles, including: (1) personal and professional ethics, integrity and values; (2) an ability and willingness to undertake the requisite time commitment to Board functions; (3) independence pursuant to the guidelines set forth in the Corporate Governance Principles and applicable rules and regulations; (4) age, which must be less than 72; (5) the potential impact of service on the board of directors of other public companies, including competitors of the Company; and (6) an absence of employment at a competitor of the Company.

     The Compensation/Nominating/Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A stockholder of the Company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by the Company's By-laws, in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Following verification of the stockholder's status, the Compensation/Nomination/Governance Committee will perform an initial analysis of the qualifications of the nominee pursuant to the criteria listed above to determine whether the nominee is qualified for service on the Company's Board of Directors before deciding to undertake a complete evaluation of the nominee. Other than the verification of compliance with the procedures set forth in the Company's By-laws and stockholder status, and the initial analysis performed by the Compensation/Nomination/Governance Committee, a person nominated by a stockholder for election to the Board of Directors is treated like any other potential candidate during the review process by the Compensation/Nomination/Governance Committee.

     COMMUNICATIONS WITH THE DIRECTORS. Anyone who has a concern about the Company's conduct, or about the Company's accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board of Directors, the Company's lead independent director (Mr. Stecko) or any other non-employee director or the Audit Committee. All such concerns will be forwarded to the appropriate directors for their review, and all concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by the Company's Chief Compliance Officer and General Counsel, or his or her designee (unless he or she is alleged to be involved in the matter at issue). The status of all outstanding concerns addressed to the Board, the non-employee directors or the Audit Committee will be reported to the Board or the Audit Committee (as applicable) on a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company's corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

     Stockholders wishing to communicate with the Board of Directors, any Outside Director or the Audit Committee may do so by writing to the Company's Corporate Secretary at 500 North Field Drive, Lake Forest, Illinois 60045. The Corporate Secretary will forward any communications as directed by the stockholder. The Company maintains a separate, internal system for the receipt of communications from employees.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. In 2005, each Outside Director was paid an annual retainer fee of $50,000 for service on the Board of Directors. In general, 100% of the retainer fee is to be paid in the form of common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $20,000, of the fee paid in cash. The Outside Directors also receive meeting attendance fees, committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. The fees are generally paid in cash, but at the option of the director may be paid in directors' stock equivalents. Outside Directors receive $1,000 for each in-person meeting of the Board of Directors attended, and $500 for each telephonic meeting. Outside Directors who are members of the Audit Committee or the Compensation/Nominating/Governance Committee receive $1,000 for each in-person meeting, and $500 for each telephonic meeting attended. In 2005, each Outside Director who served as a Chairman of the Audit Committee or the Compensation/Nominating/ Governance Committee was paid a fee of $8,000 per chairmanship. Also, the lead independent director was paid a $6,000 retainer fee for serving as the chairman and primary spokesman when the Board of Directors meets in executive session. Outside Directors who serve as members of the Audit Committee or Compensation/Nominating/ Governance Committee are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS/OPTIONS. As described above, all or a portion of an Outside Director's retainer fee is generally paid in common stock equivalent units. These directors' stock equivalents are payable in cash or, at the Company's option, shares of common stock after an Outside Director ceases to serve as a director. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant.

     Through 2005, each Outside Director generally received an annual grant of an option to purchase up to 5,000 shares of common stock in January. These Directors' options: (a) were granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) in 2005, had terms of seven years (for prior periods, the terms were ten years); and (c) generally, fully vested six months from the grant date. Once vested, the directors' options are exercisable at any time during the option term. In early 2005, the Board granted options to purchase an additional 6,475 and 1,502 shares to Mr. Cramb and Ms. Warner, respectively. These grants were designed to compensate these directors for the partial-year periods (from March 2003 through December 2003, in the case of Mr. Cramb, and from October 2004 through December 2004, in the case of Ms. Warner) during which these directors served on the Board but had not yet received an annual option award. In December 2005, the Board of Directors determined to replace the annual option-grant program with annual awards of restricted stock. Accordingly, in December 2005, each Outside Director at the time was granted 3,500 shares of restricted stock, which vest on the first anniversary of the date of grant.

     DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Under the plan, an Outside Director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $20,000, of his or her retainer fee and some or all of his or her meeting or other fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of the Company's common stock, which may be paid out in either cash or, at the Company's option, shares of common stock.

     RESTRICTED STOCK. In partial satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff-Smith receives an annual grant of $15,400 in value of restricted shares of the Company's common stock. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if Ms. Eickhoff-Smith ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon Ms. Eickhoff-Smith's normal retirement from the Board, unless she is disabled or dies, or the Compensation/Nominating/Governance Committee of the Board, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff-Smith will be entitled to vote the shares and receive dividends.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of March 14, 2006, the number of shares of the Company's common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group.

                                                                 SHARES OF
                                                                COMMON STOCK
                                                                (1)(2)(3)(4)
                                                                ------------
DIRECTORS
---------
Charles W. Cramb............................................          20,975
Timothy R. Donovan..........................................         162,171
M. Kathryn Eickhoff-Smith...................................          38,297
Mark P. Frissora............................................         584,427
Frank E. Macher.............................................          39,304
Roger B. Porter.............................................          43,152
David B. Price, Jr. ........................................          72,324
Dennis G. Severance.........................................          41,304
Paul T. Stecko..............................................          22,296
Mitsunobu Takeuchi..........................................              --
Jane L. Warner..............................................          11,002

NAMED EXECUTIVE OFFICERS
------------------------
Hari N. Nair................................................         268,915
Kenneth R. Trammell.........................................         143,083
Richard P. Schneider........................................         168,743
All executive officers and directors as a group (19
  individuals)..............................................       2,201,014(5)

---------------

(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares and, in the case of Mr. Frissora, 300 shares held by his son (as to which Mr. Frissora disclaims beneficial ownership).

(2) Includes restricted shares. At March 14, 2006, Ms. Eickhoff-Smith and Messrs. Donovan, Frissora, Nair, Trammell and Schneider held 21,626, 45,000, 195,000, 45,000, 35,750 and 25,000 restricted shares, respectively. At March 14, 2006, each Outside Director, other than Ms. Eickhoff-Smith (described above) and Mr. Takeuchi, held 3,500 restricted shares. Also includes shares that are subject to options that are exercisable within 60 days of

                                            (Notes continued on following page.)

    March 14, 2006 for Ms. Eickhoff-Smith, Ms. Warner and Messrs. Cramb, Donovan, Frissora, Macher, Porter, Price, Severance, Stecko, Nair, Trammell and Schneider to purchase 10,000, 6,502, 16,475, 108,000, 341,667, 32,500,
    35,000, 35,000, 32,500, 10,000, 219,667, 92,500 and 87,800 shares, respectively.

(3) Mr. Frissora beneficially owns approximately 1.3% of the outstanding common stock. Each of the other individuals listed in the table owns less than 1% of the outstanding shares of the Company's common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 4.7% of the outstanding common stock.

(4) For Outside Directors, does not include common stock equivalents received in payment of director fees. These common stock equivalents are payable in cash or, at the Company's option, shares of common stock after an Outside Director ceases to serve as a director. At March 14, 2006, the total number of common stock equivalents held by Ms. Eickhoff-Smith, Ms. Warner and Messrs. Cramb, Macher, Porter, Price, Severance, Stecko and Takeuchi was 24,397, 4,011, 17,425, 16,405, 65,469, 42,195, 44,960, 42,195 and 1,444,
    respectively.

(5) Includes 1,407,895 shares that are subject to options that are exercisable within 60 days of March 14, 2006 by all executive officers and directors as a group. Includes 506,375 restricted shares.

CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of March 14, 2006, certain information regarding the persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (the only class of voting securities outstanding).

                                                    SHARES OF
NAME AND ADDRESS                                   COMMON STOCK    PERCENT OF COMMON
OF BENEFICIAL OWNER(1)                               OWNED(1)      STOCK OUTSTANDING
----------------------                             ------------    -----------------
Lord, Abbett & Co. LLC...........................   3,794,967(2)                8.4%
  90 Hudson Street
  Jersey City, NJ 07302

---------------

(1) This information is based on information contained in filings made with the SEC regarding the ownership of the Company's common stock.

(2) Lord, Abbett & Co. LLC has indicated that it has sole voting power over 3,794,967 shares and sole dispositive power over 3,794,967 shares in the aggregate.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company, for the periods indicated, to: (1) the Company's Chief Executive Officer; and (2) each of the next four most highly compensated executive officers, other than the Chief Executive Officer (collectively, the "Named Executives"). The table shows amounts paid to the Named Executives for all services provided to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                            ----------------------------------   ------------------------------------------------
                                                                                         AWARDS             PAYOUTS
                                                                       OTHER     -----------------------   ----------
                                                                      ANNUAL     RESTRICTED   SECURITIES                ALL OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION                 SALARY(1)    BONUS(2)    SATION(3)   AWARDS(4)     OPTIONS     PAYOUTS(5)   SATION(6)
---------------------------                 ---------   ----------   ---------   ----------   ----------   ----------   ---------
Mark P. Frissora...................  2005   $811,302    $1,223,767   $ 50,267    $1,215,750     75,000     $1,305,000   $ 10,929
 Chairman, Chief Executive           2004   $775,472    $  980,750   $ 66,779    $ 660,000      75,000     $2,437,500   $  9,464
 Officer and President               2003   $753,117    $  777,750   $ 91,173    $  94,250     125,000     $2,427,750   $408,893

Timothy R. Donovan.................  2005   $425,895    $  417,462   $ 42,420    $ 291,780      18,000     $ 435,000    $ 10,131
 Executive Vice President --         2004   $420,348    $  402,675   $ 50,616    $ 158,400      18,000     $ 812,500    $  7,986
 Strategy and Business               2003   $408,414    $  348,075   $ 32,785    $  37,700      55,000     $ 874,605    $  7,579
 Development and General
 Counsel

Hari N. Nair.......................  2005   $385,928    $  417,462   $141,098    $ 291,780      18,000     $ 435,000    $  8,631
 Executive Vice President and        2004   $363,353    $  402,675   $ 86,837    $ 158,400      18,000     $ 812,500    $  7,897
 Managing Director -- Europe,        2003   $342,920    $  348,075   $193,135    $  37,700      55,000     $ 874,605    $  7,331
 South America and India

Kenneth R. Trammell................  2005   $345,007    $  331,615   $ 33,857    $ 194,520      15,000     $ 391,500    $  8,471
 Executive Vice President and        2004   $336,920    $  314,841   $ 50,487    $ 105,600      15,000     $ 731,250    $  7,773
 Chief Financial Officer             2003   $233,296    $  141,851   $ 21,091    $  14,398      18,750     $ 261,339    $  6,902

Richard P. Schneider...............  2005   $371,276    $  246,196   $ 42,045    $ 194,520      12,000     $ 348,000    $  9,992
 Senior Vice President               2004   $368,511    $  237,475   $ 59,774    $ 105,600      12,000     $ 650,000    $  9,429
 Global Administration               2003   $358,545    $  205,275   $ 41,542    $  20,735      30,000     $ 482,022    $  8,394

---------------

(1) Includes base salary plus amounts paid in lieu of matching contributions to the Company's 401(k) plans.

(2) Represents amounts paid under the Tenneco Value Added Incentive Compensation Plan to each Named Executive. Of the payments reflected above for 2005, $140,167 for Mr. Frissora, $59,150 for Mr. Donovan, $59,150 for Mr. Nair, $38,927 for Mr. Trammell and $34,883 for Mr. Schneider represents payment of amounts held in the individual's bonus bank after giving effect to prior year (2004) payments. After giving effect to the 2005 payments reflected above, $404,173, $159,250, $159,250, $111,305 and $93,917 remained credited to the bonus bank of Messrs. Frissora, Donovan, Nair, Trammell and Schneider, respectively.

                                            (Notes continued on following page.)

(3) Includes amounts attributable to: (a) the value of personal benefits provided by the Company to Named Executives, such as perquisite allowances and relocation expenses; (b) reimbursement for taxes; and (c) amounts paid as dividend equivalents on performance share equivalent units ("Dividend Equivalents"). The amount of each personal benefit that exceeds 25% of the estimated value of the total personal benefits reported for the Named Executive, reimbursement for taxes and amounts paid as Dividend Equivalents to the Named Executives were as follows:

NAME                      YEAR                         EXPLANATION
----                      ----                         -----------
Mr. Frissora............  2005   $40,000 perquisite allowance; and $294 for reimbursement
                                 of taxes.
                          2004   $40,000 perquisite allowance; and $4,971 for
                                 reimbursement of taxes.
                          2003   $40,000 perquisite allowance; and $37,334 for
                                 reimbursement of taxes.
Mr. Donovan.............  2005   $30,000 perquisite allowance; and $2,209 for
                                 reimbursement of taxes.
                          2004   $30,000 perquisite allowance; and $4,990 for
                                 reimbursement of taxes.
                          2003   $30,000 perquisite allowance; and $364 for reimbursement
                                 of taxes.
Mr. Nair................  2005   $39,352 for reimbursements and costs related to
                                 expatriate assignment (including home travel allowances,
                                 cost of living adjustments and automobile expenses); and
                                 $82,456 for reimbursement of taxes, substantially all of
                                 which related to his expatriate assignment.
                          2004   $56,512 for reimbursements and costs related to
                                 expatriate assignment (including home travel allowances,
                                 cost of living adjustments and automobile expenses).
                          2003   $131,567 for reimbursements and costs related to
                                 expatriate assignment (including housing allowances,
                                 cost of living adjustments, relocation expenses and
                                 automobile expenses); and $44,010 for reimbursement of
                                 taxes, substantially all of which related to his
                                 expatriate assignment.
Mr. Trammell............  2005   $30,000 perquisite allowance.
                          2004   $30,000 perquisite allowance; and $4,899 for
                                 reimbursement of taxes.
                          2003   $19,375 perquisite allowance.

                                            (Notes continued on following page.)

NAME                      YEAR                         EXPLANATION
----                      ----                         -----------
Mr. Schneider             2005   $30,000 perquisite allowance; and $11,993 for imputed
                                 income paid with respect to group life insurance in
                                 excess of $50,000.
                          2004   $30,000 perquisite allowance; $11,835 for imputed income
                                 paid with respect to group life insurance in excess of
                                 $50,000; and $4,793 for reimbursement of taxes.
                          2003   $30,000 perquisite allowance; and $11,538 for imputed
                                 income paid with respect to group life insurance in
                                 excess of $50,000.

(4) Amounts for 2005 represent the dollar value of the restricted shares granted on January 14, 2005 to each of the Named Executives, based upon the closing price of the Company's common stock on the NYSE on January 14, 2005, of $16.21 per share. At December 31, 2005, the total number of restricted shares held by Messrs. Frissora, Donovan, Nair, Trammell and Schneider was 175,000, 46,000, 46,000, 27,250 and 29,500, respectively. The dollar value of these restricted shares on that date was $3,431,750, $902,060, $902,060, $534,373 and $578,495, respectively, based upon the closing price of the Company's common stock on the NYSE on December 30, 2005, of $19.61 per share. Holders of restricted shares are entitled to receive dividends if the Company were to declare and pay such dividends. The restricted shares granted on January 14, 2005 vest 1/3 per year during the three years after the date of grant, subject to the officer's continued employment.

(5) Represents cash settlement of stock equivalent units granted to the Named Executives as described under "-- Long-Term Incentive Plans -- Awards for 2005" and "Tenneco Inc. Compensation/ Nominating/Governance Committee Report on Executive Compensation." Cash settlement equals the number of units earned based on the achievement of performance measures multiplied by the Company's average common stock price for the ten trading days immediately following the Company's public announcement of its results of operations for the award year.

(6) Includes amounts attributable during 2005 as follows:

    (a) The dollar values paid by the Company for insurance premiums under the group life insurance plan for Messrs. Frissora, Donovan, Nair, Trammell and Schneider were $3,410, $1,815, $1,631, $1,471 and $1,592, respectively.

    (b) The amounts contributed pursuant to the Company's 401(k) plans for the accounts of Messrs. Frissora, Donovan, Nair, Trammell and Schneider were $7,519, $8,316, $7,000, $7,000 and $8,400, respectively.

OPTIONS GRANTED IN 2005

     The following table shows the number of options to purchase the Company's common stock granted during 2005 to the persons named in the Summary Compensation Table above.

                                          PERCENT OF
                                         TOTAL OPTIONS
                          SHARES OF       GRANTED TO
                        COMMON STOCK     THE COMPANY'S                                GRANT DATE
                         UNDERLYING        EMPLOYEES     EXERCISE                      PRESENT
                       OPTIONS GRANTED      IN 2005      PRICE(1)   EXPIRATION DATE    VALUE(2)
                       ---------------   -------------   --------   ---------------   ----------
Mr. Frissora.........       75,000           13.9%        $16.00       1/14/2012       $611,250
Mr. Donovan..........       18,000            3.5%        $16.00       1/14/2012       $146,700
Mr. Nair.............       18,000            3.3%        $16.00       1/14/2012       $146,700
Mr. Trammell.........       15,000            2.8%        $16.00       1/14/2012       $122,250
Mr. Schneider........       12,000            2.2%        $16.00       1/14/2012       $ 97,800

---------------

(1) All options were granted with exercise prices equal to 100 percent of the fair market value of a share of the Company's common stock on the date of grant. All options vest one-third on each of the first, second and third anniversaries of the grant date.

(2) The Black-Scholes valuation was performed using the following assumptions:
    42.96% volatility, risk free interest rate of 3.97%, 0% expected dividend rate and seven-year option life.

AGGREGATE OPTION EXERCISES IN 2005 AND 2005 YEAR-END OPTION VALUES

     The following table shows the number of shares underlying options to purchase the Company's common stock that were exercised in 2005 by the persons named in the Summary Compensation Table above, as well as the value realized therefrom. This table also shows the number and the value of unexercised in-the-money options held at December 31, 2005 by the persons named in the Summary Compensation Table above.

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                         SECURITIES UNDERLYING         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       OPTIONS EXERCISED IN 2005             HELD AT                       HELD AT
                       -------------------------        DECEMBER 31, 2005           DECEMBER 31, 2005(1)
                        OPTIONS         VALUE      ---------------------------   ---------------------------
                       EXERCISED      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       ----------    -----------   -----------   -------------   -----------   -------------
Mr. Frissora.........        --              --      650,001        236,666      $8,743,684     $1,477,239
Mr. Donovan..........   118,334      $1,485,404       96,000         63,333      $1,060,080     $  486,535
Mr. Nair.............        --              --      189,334         63,333      $2,864,308     $  486,535
Mr. Trammell.........        --              --       77,500         46,250      $1,192,150     $  259,100
Mr. Schneider........   104,200      $1,122,016       69,800         35,000      $1,206,496     $  289,160

                                                      (Notes on following page.)

---------------

(1) Based on the closing sale price of a share of common stock on the New York Stock Exchange on December 30, 2005.

LONG-TERM INCENTIVE PLANS -- AWARDS FOR 2005

     The following table shows information concerning certain performance-based awards made for 2005 to the persons named in the Summary Compensation Table above.

                                                     NUMBER OF      PERFORMANCE OR
                                                   SHARES, UNITS     OTHER PERIOD
                                                     OR OTHER      UNTIL MATURATION
NAME                                                 RIGHTS(1)        OR PAYOUT
----                                               -------------   ----------------
Mr. Frissora.....................................     150,000            1 year

---------------

(1) Represents award of stock equivalent units made in 2005 which vested at the end of 2005 based on the achievement of performance goals. For the Company's other executives, stock equivalent unit awards were made at the beginning of 2004 and are earned and payable 1/3 each year. In each case, stock equivalent units pay out based on the achievement of performance goals based on Economic Value Added (EVA(R), a registered trademark of Stern Stewart & Co.) improvement and a performance goal based on stock price appreciation. To earn any portion of the yearly scheduled vesting under the awards, the Company must at least meet its EVA performance goal for that year. If that goal is met, the stock equivalent units are earned (up to a maximum of 100% of the units) based on the Company's stock price appreciation over the year. Stock equivalent units are payable yearly in cash in an amount equal to the number of units earned multiplied by the value per share of the Company's common stock at the time of payment (as determined in accordance with the terms of the grant). The program was designed so that an aggregate amount could be earned over the three-year life of the program. For example, a shortfall due to failures to fully realize goals in the first year would result in greater earning potential under the program for the remaining two years. EVA is generally defined as operating profits minus the annual cost of capital. Mr. Frissora's stock equivalent units are earned and payable at the end of one year, based on the EVA and stock price criteria described above, reflecting the Compensation/ Nominating/Governance Committee's desire to re-evaluate Mr. Frissora's awards on an annual basis. The number of stock equivalent units listed in this column represents the maximum number of units that may be earned under the award.

PENSION PLAN TABLES

     The following tables show the aggregate estimated total annual benefits payable upon normal retirement pursuant to the Tenneco Retirement Plan, the Tenneco Retirement Plan for Salaried Employees and Tenneco's Supplemental Retirement Plan and Supplemental Pension Plan for Management to persons in specified remuneration, years of credited participation and years of vesting service classifications. For Messrs. Frissora, Donovan and Schneider (and one other executive officer who is not a Named Executive Officer), as the only participants in the Supplemental Pension Plan for Management, the benefits are based on the greater of the amounts calculated under the two tables. For Messrs. Nair and Trammell (and each other executive officer and eligible employee), the benefits are based on the amount calculated under the first table only. In connection with the 1999 spin-off of the Company's packaging operations, Pactiv Corporation became the sponsor of the Tenneco Retirement Plan, which subsequently became the Pactiv Retirement Plan. The Company adopted a salaried defined benefit pension plan patterned after the Pactiv Retirement Plan. The plan counts service prior to the spin-off for all purposes, including benefit accrual, but there will be an offset for benefits accrued under the Pactiv Retirement Plan. Therefore, as to the Company's continuing employees, the benefits described in the applicable table will be provided by a combination of payments from the Pactiv Retirement Plan and the Tenneco plans.

                                                 YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------------------------------------------
REMUNERATION        5            10            15            20            25             30              35
------------        -            --            --            --            --             --              --
2$50,000....   $ 19,642.86   $ 39,285.71   $ 58,928.57   $ 78,571.43   $ 98,214.29   $  117,857.14   $  137,500.00
3$00,000....   $ 23,571.43   $ 47,142.86   $ 70,714.29   $ 94,285.71   $117,857.14   $  141,428.57   $  165,000.00
3$50,000....   $ 27,500.00   $ 55,000.00   $ 82,500.00   $110,000.00   $137,500.00   $  165,000.00   $  192,500.00
4$00,000....   $ 31,428.57   $ 62,857.14   $ 94,285.71   $125,714.29   $157,142.86   $  188,571.43   $  220,000.00
4$50,000....   $ 35,357.14   $ 70,714.29   $106,071.43   $141,428.57   $176,785.71   $  212,142.86   $  247,500.00
5$00,000....   $ 39,285.71   $ 78,571.43   $117,857.14   $157,142.86   $196,428.57   $  235,714.29   $  275,000.00
5$50,000....   $ 43,214.29   $ 86,428.57   $129,642.86   $172,857.14   $216,071.43   $  259,285.71   $  302,500.00
6$00,000....   $ 47,142.86   $ 94,285.71   $141,428.57   $188,571.43   $235,714.29   $  282,857.14   $  330,000.00
6$50,000....   $ 51,071.43   $102,142.86   $153,214.29   $204,285.71   $255,357.14   $  306,428.57   $  357,500.00
7$00,000....   $ 55,000.00   $110,000.00   $165,000.00   $220,000.00   $275,000.00   $  330,000.00   $  385,000.00
7$50,000....   $ 58,928.57   $117,857.14   $176,785.71   $235,714.29   $294,642.86   $  353,571.43   $  412,500.00
8$00,000....   $ 62,857.14   $125,714.29   $188,571.43   $251,428.57   $314,285.71   $  377,142.86   $  440,000.00
8$50,000....   $ 66,785.71   $133,571.43   $200,357.14   $267,142.86   $333,928.57   $  400,714.29   $  467,500.00
9$00,000....   $ 70,714.29   $141,428.57   $212,142.86   $282,857.14   $353,571.43   $  424,285.71   $  495,000.00
9$50,000....   $ 74,642.86   $149,285.71   $223,928.57   $298,571.43   $373,214.29   $  447,857.14   $  522,500.00
1$,000,000..   $ 78,571.43   $157,142.86   $235,714.29   $314,285.71   $392,857.14   $  471,428.57   $  550,000.00
1$,050,000..   $ 82,500.00   $165,000.00   $247,500.00   $330,000.00   $412,500.00   $  495,000.00   $  577,500.00
1$,100,000..   $ 86,428.57   $172,857.14   $259,285.71   $345,714.29   $432,142.86   $  518,571.43   $  605,000.00
1$,150,000..   $ 90,357.14   $180,714.29   $271,071.43   $361,428.57   $451,785.71   $  542,142.86   $  632,500.00
1$,200,000..   $ 94,285.71   $188,571.43   $282,857.14   $377,142.86   $471,428.57   $  565,714.29   $  660,000.00
1$,250,000..   $ 98,214.29   $196,428.57   $294,642.86   $392,857.14   $491,071.43   $  589,285.71   $  687,500.00
1$,300,000..   $102,142.86   $204,285.71   $306,428.57   $408,571.43   $510,714.29   $  612,857.14   $  715,000.00
1$,350,000..   $106,071.43   $212,142.86   $318,214.29   $424,285.71   $530,357.14   $  636,428.57   $  742,500.00
1$,400,000..   $110,000.00   $220,000.00   $330,000.00   $440,000.00   $550,000.00   $  660,000.00   $  770,000.00

                                                 YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------------------------------------------
REMUNERATION        5            10            15            20            25             30              35
------------        -            --            --            --            --             --              --
1$,450,000..   $113,928.57   $227,857.14   $341,785.71   $455,714.29   $569,642.86   $  683,571.43   $  797,500.00
1$,500,000..   $117,857.14   $235,714.29   $353,571.43   $471,428.57   $589,285.71   $  707,142.86   $  825,000.00
1$,550,000..   $121,785.71   $243,571.43   $365,357.14   $487,142.86   $608,928.57   $  730,714.29   $  852,500.00
1$,600,000..   $125,714.29   $251,428.57   $377,142.86   $502,857.14   $628,571.43   $  754,285.71   $  880,000.00
1$,650,000..   $129,642.86   $259,285.71   $388,928.57   $518,571.43   $648,214.29   $  777,857.14   $  907,500.00
1$,700,000..   $133,571.43   $267,142.86   $400,714.29   $534,285.71   $667,857.14   $  801,428.57   $  935,000.00
1$,750,000..   $137,500.00   $275,000.00   $412,500.00   $550,000.00   $687,500.00   $  825,000.00   $  962,500.00
1$,800,000..   $141,428.57   $282,857.14   $424,285.71   $565,714.29   $707,142.86   $  848,571.43   $  990,000.00
1$,850,000..   $145,357.14   $290,714.29   $436,071.43   $581,428.57   $726,785.71   $  872,142.86   $1,017,500.00
1$,900,000..   $149,285.71   $298,571.43   $447,857.14   $597,142.86   $746,428.57   $  895,714.29   $1,045,000.00
1$,950,000..   $153,214.29   $306,428.57   $459,642.86   $612,857.14   $766,071.43   $  919,285.71   $1,072,500.00
2$,000,000..   $157,142.86   $314,285.71   $471,428.57   $628,571.43   $785,714.29   $  942,857.14   $1,100,000.00
2$,050,000..   $161,071.43   $322,142.86   $483,214.29   $644,285.71   $805,357.14   $  966,428.57   $1,127,500.00
2$,100,000..   $165,000.00   $330,000.00   $495,000.00   $660,000.00   $825,000.00   $  990,000.00   $1,155,000.00
2$,150,000..   $168,928.57   $337,857.14   $506,785.71   $675,714.29   $844,642.86   $1,013,571.43   $1,182,500.00
2$,200,000..   $172,857.14   $345,714.29   $518,571.43   $691,428.57   $864,285.71   $1,037,142.86   $1,210,000.00
2$,250,000..   $176,785.71   $353,571.43   $530,357.14   $707,142.86   $883,928.57   $1,060,714.29   $1,237,500.00
2$,300,000..   $180,714.29   $361,428.57   $542,142.86   $722,857.14   $903,571.43   $1,084,285.71   $1,265,000.00
2$,350,000..   $184,642.86   $369,285.71   $553,928.57   $738,571.43   $923,214.29   $1,107,857.14   $1,292,500.00
2$,400,000..   $188,571.43   $377,142.86   $565,714.29   $754,285.71   $942,857.14   $1,131,428.57   $1,320,000.00
2$,450,000..   $192,500.00   $385,000.00   $577,500.00   $770,000.00   $962,500.00   $1,155,000.00   $1,347,500.00
2$,500,000..   $196,428.57   $392,857.14   $589,285.71   $785,714.29   $982,142.86   $1,178,571.43   $1,375,000.00

                                                        YEARS OF VESTING SERVICE
   ANNUAL      -----------------------------------------------------------------------------------------------------------
REMUNERATION        5             10              15              20              25              30              35
------------   -----------   -------------   -------------   -------------   -------------   -------------   -------------
2$50,000....   $ 50,000.00   $  100,000.00   $  125,000.00   $  125,000.00   $  125,000.00   $  125,000.00   $  125,000.00
3$00,000....   $ 60,000.00   $  120,000.00   $  150,000.00   $  150,000.00   $  150,000.00   $  150,000.00   $  150,000.00
3$50,000....   $ 70,000.00   $  140,000.00   $  175,000.00   $  175,000.00   $  175,000.00   $  175,000.00   $  175,000.00
4$00,000....   $ 80,000.00   $  160,000.00   $  200,000.00   $  200,000.00   $  200,000.00   $  200,000.00   $  200,000.00
4$50,000....   $ 90,000.00   $  180,000.00   $  225,000.00   $  225,000.00   $  225,000.00   $  225,000.00   $  225,000.00
5$00,000....   $100,000.00   $  200,000.00   $  250,000.00   $  250,000.00   $  250,000.00   $  250,000.00   $  250,000.00
5$50,000....   $110,000.00   $  220,000.00   $  275,000.00   $  275,000.00   $  275,000.00   $  275,000.00   $  275,000.00
6$00,000....   $120,000.00   $  240,000.00   $  300,000.00   $  300,000.00   $  300,000.00   $  300,000.00   $  300,000.00
6$50,000....   $130,000.00   $  260,000.00   $  325,000.00   $  325,000.00   $  325,000.00   $  325,000.00   $  325,000.00
7$00,000....   $140,000.00   $  280,000.00   $  350,000.00   $  350,000.00   $  350,000.00   $  350,000.00   $  350,000.00
7$50,000....   $150,000.00   $  300,000.00   $  375,000.00   $  375,000.00   $  375,000.00   $  375,000.00   $  375,000.00
8$00,000....   $160,000.00   $  320,000.00   $  400,000.00   $  400,000.00   $  400,000.00   $  400,000.00   $  400,000.00

                                                        YEARS OF VESTING SERVICE
   ANNUAL      -----------------------------------------------------------------------------------------------------------
REMUNERATION        5             10              15              20              25              30              35
------------   -----------   -------------   -------------   -------------   -------------   -------------   -------------
8$50,000....   $170,000.00   $  340,000.00   $  425,000.00   $  425,000.00   $  425,000.00   $  425,000.00   $  425,000.00
9$00,000....   $180,000.00   $  360,000.00   $  450,000.00   $  450,000.00   $  450,000.00   $  450,000.00   $  450,000.00
9$50,000....   $190,000.00   $  380,000.00   $  475,000.00   $  475,000.00   $  475,000.00   $  475,000.00   $  475,000.00
1$,000,000..   $200,000.00   $  400,000.00   $  500,000.00   $  500,000.00   $  500,000.00   $  500,000.00   $  500,000.00
1$,050,000..   $210,000.00   $  420,000.00   $  525,000.00   $  525,000.00   $  525,000.00   $  525,000.00   $  525,000.00
1$,100,000..   $220,000.00   $  440,000.00   $  550,000.00   $  550,000.00   $  550,000.00   $  550,000.00   $  550,000.00
1$,150,000..   $230,000.00   $  460,000.00   $  575,000.00   $  575,000.00   $  575,000.00   $  575,000.00   $  575,000.00
1$,200,000..   $240,000.00   $  480,000.00   $  600,000.00   $  600,000.00   $  600,000.00   $  600,000.00   $  600,000.00
1$,250,000..   $250,000.00   $  500,000.00   $  625,000.00   $  625,000.00   $  625,000.00   $  625,000.00   $  625,000.00
1$,300,000..   $260,000.00   $  520,000.00   $  650,000.00   $  650,000.00   $  650,000.00   $  650,000.00   $  650,000.00
1$,350,000..   $270,000.00   $  540,000.00   $  675,000.00   $  675,000.00   $  675,000.00   $  675,000.00   $  675,000.00
1$,400,000..   $280,000.00   $  560,000.00   $  700,000.00   $  700,000.00   $  700,000.00   $  700,000.00   $  700,000.00
1$,450,000..   $290,000.00   $  580,000.00   $  725,000.00   $  725,000.00   $  725,000.00   $  725,000.00   $  725,000.00
1$,500,000..   $300,000.00   $  600,000.00   $  750,000.00   $  750,000.00   $  750,000.00   $  750,000.00   $  750,000.00
1$,550,000..   $310,000.00   $  620,000.00   $  775,000.00   $  775,000.00   $  775,000.00   $  775,000.00   $  775,000.00
1$,600,000..   $320,000.00   $  640,000.00   $  800,000.00   $  800,000.00   $  800,000.00   $  800,000.00   $  800,000.00
1$,650,000..   $330,000.00   $  660,000.00   $  825,000.00   $  825,000.00   $  825,000.00   $  825,000.00   $  825,000.00
1$,700,000..   $340,000.00   $  680,000.00   $  850,000.00   $  850,000.00   $  850,000.00   $  850,000.00   $  850,000.00
1$,750,000..   $350,000.00   $  700,000.00   $  875,000.00   $  875,000.00   $  875,000.00   $  875,000.00   $  875,000.00
1$,800,000..   $360,000.00   $  720,000.00   $  900,000.00   $  900,000.00   $  900,000.00   $  900,000.00   $  900,000.00
1$,850,000..   $370,000.00   $  740,000.00   $  925,000.00   $  925,000.00   $  925,000.00   $  925,000.00   $  925,000.00
1$,900,000..   $380,000.00   $  760,000.00   $  950,000.00   $  950,000.00   $  950,000.00   $  950,000.00   $  950,000.00
1$,950,000..   $390,000.00   $  780,000.00   $  975,000.00   $  975,000.00   $  975,000.00   $  975,000.00   $  975,000.00
2$,000,000..   $400,000.00   $  800,000.00   $1,000,000.00   $1,000,000.00   $1,000,000.00   $1,000,000.00   $1,000,000.00
2$,050,000..   $410,000.00   $  820,000.00   $1,025,000.00   $1,025,000.00   $1,025,000.00   $1,025,000.00   $1,025,000.00
2$,100,000..   $420,000.00   $  840,000.00   $1,050,000.00   $1,050,000.00   $1,050,000.00   $1,050,000.00   $1,050,000.00
2$,150,000..   $430,000.00   $  860,000.00   $1,075,000.00   $1,075,000.00   $1,075,000.00   $1,075,000.00   $1,075,000.00
2$,200,000..   $440,000.00   $  880,000.00   $1,100,000.00   $1,100,000.00   $1,100,000.00   $1,100,000.00   $1,100,000.00
2$,250,000..   $450,000.00   $  900,000.00   $1,125,000.00   $1,125,000.00   $1,125,000.00   $1,125,000.00   $1,125,000.00
2$,300,000..   $460,000.00   $  920,000.00   $1,150,000.00   $1,150,000.00   $1,150,000.00   $1,150,000.00   $1,150,000.00
2$,350,000..   $470,000.00   $  940,000.00   $1,175,000.00   $1,175,000.00   $1,175,000.00   $1,175,000.00   $1,175,000.00
2$,400,000..   $480,000.00   $  960,000.00   $1,200,000.00   $1,200,000.00   $1,200,000.00   $1,200,000.00   $1,200,000.00
2$,450,000..   $490,000.00   $  980,000.00   $1,225,000.00   $1,225,000.00   $1,225,000.00   $1,225,000.00   $1,225,000.00
2$,500,000..   $500,000.00   $1,000,000.00   $1,250,000.00   $1,250,000.00   $1,250,000.00   $1,250,000.00   $1,250,000.00

                                                      (Notes on following page.)

---------------

NOTES:

1. The benefits shown above are computed as a straight life annuity and are based on years of credited participation (upper table) or vesting service (lower table) and the employee's average compensation, which is comprised of salary and bonus. These benefits are not subject to any deduction for Social Security or other offset amounts. The portion of the benefit payable from the Supplemental Retirement Plan and the Supplemental Pension Plan for Management is payable as an actuarial equivalent lump sum. As of December 31, 2005, the credited participation (vesting service) for Messrs. Frissora, Donovan, Nair, Trammell and Schneider was 8 years/9 months (10 years), 5 years/5 months (6 years), 17 years/ 9 months (not applicable), 8 years/8 months (not applicable) and 10 years/5 months (12 years), respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan. The purpose of the plan is to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control as provided in the plan. Under the plan, a severed executive would receive a cash payment equal to three or two times, depending on his or her grouping under the plan, (1) his or her base salary plus, (2) the higher of
(a) his or her average bonuses for the prior three years (or such shorter period as the executive had been employed by the Company) and (b) his or her targeted annual bonus in effect immediately prior to the change-in-control. The Company expects that Messrs. Frissora, Donovan, Nair, Trammell and Schneider would have become entitled to receive payments from the Company in the amount of $4,953,600, $2,093,382, $2,019,000, $1,709,163 and $1,590,813, respectively, had their positions been terminated on December 31, 2005 following a change-in-control. In addition, restricted shares held in the name of those individuals under restricted stock plans would have automatically reverted to the Company, and the Company would have been obliged to pay those individuals the fair market value of those restricted shares. Their stock equivalent units would also have been fully vested and paid and their stock options would have been fully vested.

     Each of the Named Executives, other than Mr. Trammell, is a party to an agreement with the Company which sets forth certain terms and conditions of his employment with the Company. Each of the employment agreements provides that, under the Company's change-in-control severance benefit plan, the relevant Named Executive's cash payment in connection with a change-in-control termination will equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years (or if shorter, his period of service to the Company). Each of the employment agreements also provides that, other than in connection with a change-in-control, if the relevant Named Executive's employment is terminated by the Company other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards would be vested, subject to Board approval, and his stock options would remain exercisable for at least 90 days. Pursuant to the terms of their employment agreements, certain of the Named Executives are guaranteed a minimum annual base salary/minimum annual target bonus as follows: Mr. Frissora, $640,000/$590,000; Mr. Donovan, $301,600/$155,000; Mr. Nair, $305,000/$273,000; and Mr. Schneider,
$327,600/$155,000.

COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     During fiscal 2005, Ms. Warner and Messrs. Porter, Stecko and Price served on the Compensation/Nominating/Governance Committee. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of the Company, at a time when the Company held the former Tenneco Inc.'s automotive and packaging operations. Prior to that time, he served in other executive officer capacities in the former packaging operations. Mr. Stecko, having left the Company's employment in April 1999 to become Chief Executive Officer of Packaging Corporation of America (which simultaneously purchased the Company's former paperboard packaging operations), meets the independence standards for compensation and nominating committee membership under the NYSE listing standards.

                TENNECO INC. COMPENSATION/NOMINATING/GOVERNANCE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     For 2005, the executive compensation philosophy, policies, plans and programs of the Company were under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, all of whom are independent for purposes of the rules of the NYSE and the SEC. The Committee operates under a written charter. The Committee has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans and programs is that (1) executive and stockholder financial interests should be aligned as closely as possible, and (2) the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other Named Executives, as well as other executives of the Company, has been structured to:

     -- Reinforce a results-oriented management culture with executive pay that varies according to performance.

     -- Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value.

     -- Align the interests of the Company's executives and stockholders through equity-based compensation awards.

     -- Provide executive compensation packages that attract, retain and motivate executives of the highest qualifications, experience and ability.

     Based on these objectives, the executive compensation program has been designed to provide competitive levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities; stock equivalent units; and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels with comparable companies when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Committee engages a nationally recognized, independent compensation consulting firm which reports directly to the Committee.

     In making its determinations, the Committee regularly reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting the Company. Historically, this information has included data regarding companies believed to be comparable to the Company in terms of industry (i.e., automotive parts manufacturing), total revenues, number of employees, capitalization or other factors. For 2005, the Committee examined specific data regarding a comparison group comprised of approximately 20 companies -- including many automotive parts manufacturers -- selected to reflect a balance of automotive sector and other traditional manufacturing companies, as well as other data presented to the Committee from time to time by the Committee's independent compensation consulting firm. The data was weighted based on the size of revenues of the comparison companies. The companies selected for compensation survey purposes are not identical to the automotive industry peer group shown in the stock Performance Graph appearing elsewhere in this Proxy Statement. The Committee does not limit its review for compensation purposes to the automotive peer group companies because it believes that individual employment determinations are often driven by factors beyond those that are solely industry-specific.

     The Company's compensation program generally provides that as an executive's level of responsibility increases, a greater portion of his/her potential total compensation is based on performance and varies in accordance with the market price of the Company's common stock, causing greater potential variability in the individual's total compensation from year-to-year. In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

TOTAL EXECUTIVE COMPENSATION

     Total executive compensation has two major components: (1) annual cash compensation comprised of salary and bonus; and (2) long-term and stock-based incentives comprised of some combination of stock options, performance-based shares or share equivalents and restricted stock. The following is a description of each of the components of the executive compensation program, along with a discussion of the decisions of and action taken by the Committee with regard to 2005 compensation.

  Salary and Bonus Compensation

     An executive's annual cash compensation consists primarily of a base salary, amounts paid in lieu of Company matching contributions to the Company's 401(k) plans (when Internal Revenue Service maximums are reached) and bonuses under the Company's executive incentive compensation plan, the Tenneco Value Added Incentive Compensation Plan ("TAVA Plan"). Each year, the CEO and the senior human resources executive of the Company reviews with the Committee an annual salary and bonus target plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee ap-proves that plan with changes that the Committee deems appropriate. The salary and bonus target plan that is developed is based on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional and individual performance results. The Committee also reviews separately (with the assistance of the nationally recognized, independent compensation consultant engaged by the Committee) and sets the salary and bonus target of the CEO based on similar information and criteria and the Committee's assessment of his past performance with the Company and its expectations as to his future contribution in leading the Company. For 2005, for executives other than the CEO, the Committee awarded approximately 3.5% increases in 2005 executive salaries over 2004 (see below for a discussion of the Chief Executive Officer's 2005 compensation). The 2005 salary levels established for the Company's executives, which became effective in July 2005, are designed to be, in general, in the 50th percentile range when compared to the salaries set by the companies in the compensation surveys reviewed by the Committee as described above. The target bonus levels (i.e. what is paid if goals are met at the 100% payout level) established for the Company's executives for 2005 were also designed to be, in general, in the 50th percentile range when compared to target bonus levels set by the companies in the compensation surveys reviewed by the Committee, with the opportunity for bonus payouts to be above or below the 50th percentile based on the Company's performance.

     Performance goals have generally been established under the TAVA Plan every three years. The performance goals are generally developed, initially, by an independent consulting firm with expertise in EVA-based incentive programs. The firm's recommended performance goals are reviewed and approved by the Committee, with such changes as the Committee determines appropriate. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance as follows: (i) 75% of an individual's bonus is tied to the Company's achievement of pre-established EVA(R) objectives, and (ii) 25% of an individual's bonus is based on the Committee's discretionary determination of performance. EVA is after-tax operating profit minus the annual cost of capital and is a registered trademark of Stern Stewart & Co.

     For 2005 and prior years, the 75% portion of an individual's bonus under the TAVA Plan that was tied to EVA performance was calculated as follows: Each year, the individual's "bonus bank" under the TAVA Plan -- which is the amount (if any) of bonuses declared in prior years but not yet paid -- is credited with a bonus accrual (the "EVA-based bonus") equal to 75% of his or her total bonus target (the "EVA-based target") multiplied by a Company performance factor (which could be positive or negative) that was based upon the Company's EVA performance against the pre-established goal. For any year, an individual's payout was equal to the sum of: (i) his or her EVA-based bonus for that year, if positive (but not exceeding 120% of his or her EVA-based target), plus (ii) one-third of the individual's remaining bonus bank as of the end of that year, if any. The declared bonus, as well as the value of an individual's bonus bank reserve account, could be positive or negative. Except for certain circumstances, such as disability, death or retirement, any bonus bank is forfeited when an individual terminates employment with the Company.

     In January 2006, the Committee approved the amendment and restatement of the TAVA Plan to eliminate the bonus banking provisions with respect to bonuses paid for periods beginning January 1, 2006, so that an individual will receive his or her full EVA-based bonus for any year within 2 1/2 months after the end of that year. Amounts credited to individual bonus banks for prior periods will be paid out in accordance with the TAVA Plan terms as they existed prior to the amendment and restatement (generally one-third of the bonus bank each year).

     The 25% portion of an individual's bonus that is discretionary under the TAVA Plan is determined by the Committee based on factors which take into account, but are not limited to, the relative performance of the Company versus its peers in key strategic and operational areas, which may change from year to year.

     For 2005, bonus awards under the TAVA Plan were declared at approximately 146% of the aggregate targeted bonus amount for each executive. Because the TAVA Plan had a bonus bank feature for 2005, cash payouts for these 2005 bonuses differed by individual based on the beginning balance of his or her bonus bank.

     As described above, the Company's performance against its EVA objectives accounted for 75% of each executive's 2005 bonus. The Company's EVA performance for 2005 resulted in this portion of executives' bonuses being declared at 150% of the executives' 2005 EVA-based target. Under the terms of the TAVA Plan, only 120% of the executives' 2005 EVA-based target bonuses was automatically paid out for 2005. An amount equal to 30% (150%-120%) of the executives' 2005 EVA-based target bonuses was credited to the bonus bank, with 1/3 of each executive's aggregate remaining bonus bank (after giving effect to the 120% payout) eligible for payout for 2005. Payout of the remaining 25% of each executive's bonus amount is discretionary and was established by the Committee based on the various subjective factors described above. Weighing these factors, the Committee determined that the 25% discretionary portion of each executive's bonus would be declared at 135% of the targeted bonus amount. After giving effect to the 2005 payouts to eligible participants, an aggregate of approximately $9.1 million remained credited to the bonus bank under the TAVA Plan.

     In making its determinations regarding the discretionary portion of 2005 bonuses, the Committee considered in particular (1) the Company's achievement of 16 consecutive quarters of year over year improvement in adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization and minority interest) despite 2005 being marked by highly volatile and negative materials costs, (2) a 14% increase in the price of the Company's stock over the price a year earlier, (3) the fact that the Company achieved its highest revenue as a standalone company of $4.4 billion in 2005 and (4) the fact that the Company was only one of four auto suppliers reviewed by the Committee whose common stock price increased during 2005. In addition, the Company entered 2006 with projected annual revenues from its original equipment business for 2007 at a record level.

  Long-Term and Stock-Based Incentives

     The Company's long-term and stock-based incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current plan -- the 2002 Long-Term Incentive Plan as amended in 2003 -- permits the granting of a variety of awards including stock options, restricted stock, stock equivalent units and performance units.

     These awards are based on an analysis of competitive levels of similar awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term and stock-based awards.

     The Committee has implemented a long-term and stock-based compensation program for the Company's executives that is comprised of (1) stock options which generally vest in 1/3 increments over three years, (2) awards of restricted stock which vest in 1/3 increments over three years, and (3) cash-settled stock equivalent units which were originally awarded in 2004 and are (except in the case of Mr. Frissora) payable in 1/3 increments at the end of each of 2004, 2005 and 2006 based on the achievement of EVA and stock price performance targets (see below for a discussion of Mr. Frissora's stock equivalent unit awards). Each year, the Committee reviews previously granted long-term and stock based awards for the Company's executives, typically at its meeting held in January. Based on this review, the Committee determines whether and to what extent to make additional awards for the ensuing year.

     In January 2005, the Committee granted long-term awards, including stock options and restricted stock, to the Company's executives as set forth under the "Executive Compensation" section of this Proxy Statement. In making its award determinations for 2005, the Committee noted in particular the achievements made by the Company during 2004, including stock price improvement of approximately 158% during 2004, achieving revenue of $4.2 billion (which, at the time, was the highest revenue in the Company's history as a stand-alone company), the successful refinancing of the Company's senior subordinated debt in November 2004 and being awarded significant new business. Based on the Committee's assumptions regarding future performance levels, interest rates and other factors, these grants were designed to place the executives at approximately the 50th percentile range when compared to the value of similar awards granted by peer companies to their executives, with the opportunity for the value actually realized by the executives to be above or below the 50th percentile based on the Company's performance. The Committee made its determinations consistent with the philosophy described above, specifically taking into account the amount of stock option, stock equivalent unit and restricted stock awards that had been previously granted to Company executives.

     For 2005, the annually scheduled cash payout under the stock equivalent unit awards described above was made in early 2006. Based on the Company's achievement of EVA and stock price appreciation targets established for 2005, award holders received cash payouts equal to approximately 50% of the maximum amount they could have been paid for 2005 under the stock equivalent awards.

     As a result of the Company's performance in 2005, the total compensation paid to the Company's executives for 2005, including the salary and bonus payments described above, was at approximately the 75th percentile when compared to total compensation paid to executives by the companies in the compensation surveys reviewed by the Committee.

CEO COMPENSATION

     Mr. Frissora's base salary from January 1, 2004 through June 30, 2005 was $751,900. Effective July 1, 2005, his base salary was increased to $825,600 to reflect his substantial contribution to the strategic and operational achievements noted earlier in this report. Taking into account the salary increase on July 1, 2005, Mr. Frissora's base salary paid in 2005 was 4.9% higher than his base salary paid in 2004. For 2005, Mr. Frissora's target bonus was set at $825,600. Mr. Frissora's 2005 base salary and bonus target were at approximately the 50th percentile of base salaries and target bonuses set for chief executive officers of the comparable companies surveyed.

     For 2005, the Committee approved a bonus payment of $1,223,767 to Mr. Frissora as his 2005 incentive award under the TAVA Plan. This amount was calculated as follows:

     - Mr. Frissora's EVA-based bonus target of $619,200 (75% of his target bonus of $825,600) was earned at 150%, resulting in a declared 2005 EVA-based bonus of $928,800, of which, by the terms of the plan, $743,040 was paid to Mr. Frissora and $185,760 was credited to his bonus bank.

     - One-third of Mr. Frissora's aggregate bonus bank, or $202,087, was paid to Mr. Frissora.

     - Mr. Frissora's discretionary bonus target of $206,400 (25% of his target bonus of $825,600) was earned at 135%, resulting in a discretionary bonus payment of $278,640.

     The amount of Mr. Frissora's incentive award was based on the same factors as described above with respect to the 2005 bonuses paid to the Company's other executives, including his overall leadership in driving the Company to the performance improvements described above under "-- Salary and Bonus Compensation." In addition, the Committee considered Mr. Frissora's strong individual performance against his personal objectives in areas such as: improved business profitability, including mitigating the impact of significant increases in steel prices, incremental business growth, development and commercialization of new technologies, improvement in the Company's productivity initiatives, improved employee satisfaction and the improvement in the Company's balance sheet. After giving effect to this payment, $404,173 remained credited to Mr. Frissora's bonus bank under the TAVA Plan.

     In January 2005, in recognition of the Company's substantial operational improvements for 2004 (as described above under "-- Long-Term and Stock-Based Incentives") and a desire to provide incentives for further achievements, the Committee awarded stock options, restricted stock and stock equivalent units to Mr. Frissora as reflected under the section of this Proxy Statement entitled "Executive Compensation." Unlike the stock equivalent unit awards made to the Company's other executives (which cover three years and vest in one year increments), the award made to Mr. Frissora was for one year only, providing for yearly re-evaluation by the Committee. In early 2006, Mr. Frissora's 2005 stock equivalent unit award was paid at the earned level as described above for the Company's other executives.

     As a result of the Company's strong performance in 2005 as described above, the total compensation paid to Mr. Frissora for 2005 was at approximately the 75th percentile of compensation paid to chief executive officers of the comparable companies surveyed.

2006 COMPENSATION

     Included as Item 3 to the Company's 2006 proxy statement is a proposal seeking stockholder approval of a new equity-based incentive compensation plan, the Tenneco Inc. 2006 Long-Term Incentive Plan. If the Company's stockholders do not approve this proposal, the Company will be unable to provide ongoing compensation as described in this report since the Company's current equity-based incentive plan does not have sufficient shares available for delivery in connection with periods after 2006. In the event stockholder approval of the new plan is not obtained, the Committee intends to consider other forms of compensation to maintain overall compensation at competitive levels consistent with the Company's compensation philosophies.

TAX LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year; provided, however, non-discretionary "performance-based compensation," as defined under Internal Revenue Service ("IRS") rules and regulations is excluded from this $1 million limitation.

     In late 2005, the Committee established an Executive Compensation Subcommittee, comprised of all Committee members except Mr. Stecko (the "Subcommittee"), to consider and approve compensation for the Chief Executive Officer and the Company's other executive officers that is intended to qualify as "performance-based compensation" under
Section 162(m) of the Code. The Subcommittee operates under a separate written charter. For 2006 and beyond, the Company expects that the Subcommittee will make executive compensation determinations with respect to stock options and other equity-based compensation that may qualify as "performance-based compensation" under Section 162(m).

     The Company's compensation programs are structured to support organizational goals and priorities and stockholder interests. The Committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Amounts payable under the TAVA Plan do not qualify for the performance-based compensation exemption under
Section 162(m), as the Committee retains discretion in making bonus awards and, furthermore, the plan was not submitted to stockholders for approval. Additionally, the Company's restricted stock is not considered performance-based compensation under Section 162(m) because it vests on the basis of the individual's continued employment with the Company over a defined period of time. Going forward, the Committee anticipates that the Subcommittee will make grants of stock equivalent units and stock option awards that are generally designed to incorporate the applicable requirements for "performance-based compensation" under IRS rules and regulations. However, the Committee and the Subcommittee will seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with their overall compensation philosophies.

SUMMARY

     In addition to its stated policies and its written charter, the Committee's guidelines are evolving to include compensation practices that:

      -- Promote creativity, innovation and calculated risk-taking to achieve outstanding business results.

      -- Encourage reward systems that are simple, credible and common across all segments of the organization.

      -- Make the Company a great place to work that values diversity and inclusiveness in order to attract world-class employees at all levels around the globe.

     The Committee believes that the caliber and motivation of management and the leadership of its Chief Executive Officer are critical factors in the ability of the Company to achieve sustainable competitive advantage, which should result in maximum stockholder value. The

Committee and Subcommittee will continue to emphasize long-term and stock-based incentives for executives as the most important component of total compensation.

       Compensation / Nominating / Governance Committee

              David B. Price, Jr. -- Chairman
              Roger B. Porter
              Paul T. Stecko
              Jane L. Warner

                               PERFORMANCE GRAPH

     The performance graph presented below provides the cumulative total stockholder return for Tenneco Inc. The performance graph compares the cumulative total stockholder return on the Company's common stock from December 31, 2000 through December 31, 2005 with the Standard & Poor's 500 Stock Index and a peer group of companies chosen by the Company (the "Peer Group"). The companies comprising the Peer Group represent other participants in the automotive industry. The performance graph assumes an investment of $100 in each of the Company's common stock, the Standard & Poor's 500 Stock Index and the Peer Group index at the beginning of the period described. The performance graph is not intended to be indicative of future stock performance.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 2000
                           WITH DIVIDENDS REINVESTED

[PERFORMANCE GRAPH]

                            31-Dec-00   31-Dec-01   31-Dec-02   31-Dec-03   31-Dec-04   31-Dec-05
  Tenneco Inc.                $100        $ 68        $135        $223        $575        $654
  S&P 500                     $100        $ 88        $ 69        $ 88        $ 98        $103
  Custom Composite
  Index (9 stocks)            $100        $129        $100        $158        $168        $113

---------------

NOTES:

1. Cumulative total stockholder return is based on share price appreciation plus the reinvestment of dividends.

2. Cumulative total stockholder return for the Peer Group is based on the market capitalization weighted cumulative total stockholder return of the companies comprising the Peer Group. The Peer Group is comprised of the following companies: ArvinMeritor, Inc. (formerly known as Meritor Automotive Inc.), BorgWarner Inc., Cummins Inc., Dana Corporation, Delphi Corporation, Federal-Mogul Corporation, Lear Corporation, Magna International Inc., and Tower Automotive Inc.

                           REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee comprises four directors and operates under a written charter for the Audit Committee. All of the members of the Audit Committee meet the definition of independent for purposes of the NYSE listing standards. In addition, the Board has determined that Mr. Cramb qualifies as an "audit committee financial expert" under the applicable SEC rules and all of the members of Audit Committee satisfy the NYSE's financial literacy requirements.

REPORT

     The Audit Committee has furnished the following report:

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company's management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche"), the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" (as amended by Statement on Auditing Standards No. 90) and Regulation S-X Rule 2-07, "Communication with Audit Committees."

     The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche its independence from the Company and its management.

     The Audit Committee has considered whether the services rendered by the Company's independent public accountants with respect to audit, audit-related, tax and other non-audit fees are compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

        Audit Committee

               Charles W. Cramb -- Chairman
               M. Kathryn Eickhoff-Smith
               Frank E. Macher
               Dennis G. Severance

              RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries will be included in the Company's Annual Report furnished to all stockholders. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2006, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Deloitte & Touche LLP was engaged as the Company's principal independent public accountants for 2002 through 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

     The following table summarizes the aggregate fees and expenses billed to the Company for the fiscal years ended December 31, 2005 and 2004 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"):

                                                2005         2004
                                             ----------   ----------
Audit fees(a)..............................  $4,226,500   $4,330,000
Audit-related fees(b)......................     239,000      244,000
                                             ----------   ----------
Total audit and audit-related fees.........   4,465,000    4,574,000
Tax fees:
  Compliance and tax audit support(c)......   1,587,000    1,758,000
  Planning and consulting(d)...............     607,000      579,000
                                             ----------   ----------
Total tax fees.............................   2,194,000    2,337,000
All other fees.............................          --       10,000
                                             ----------   ----------
                                             $6,659,000   $6,921,000

                                                      (Notes on following page.)

---------------
(a)  Audit services in 2005 and 2004 consisted of:

     - Audit of the Company's annual financial statements including audits of subsidiary financial statements required by local country laws

     - Audit of Management's assessment of the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002

     - Reviews of the Company's quarterly financial statements

     - Comfort letters, consents and other services related to SEC matters

(b)  Audit-related services in 2005 and 2004 consisted of:

     - Employee benefit plan audits

(c) Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, support and obtain government approval for amounts to be included in tax filings. Tax compliance services in 2005 and 2004 consisted of:

     - Federal, state and local income tax return assistance

     - Sales and use, property and other tax return assistance

     - Transfer pricing documentation

     - Requests for technical advice from taxing authorities

     - Assistance with tax audits and appeals

(d) Tax planning and consulting services are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Tax planning and consulting services in 2005 and 2004 consisted of:

     - Tax advice related to intra-group transactions and restructurings

     - Tax planning related to certain foreign operations

     In considering the nature of the services provided by Deloitte & Touche, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

     At a meeting held in September 2002, shortly after the adoption of the Sarbanes-Oxley Act of 2002 and its provisions regarding audit committee pre-approval of non-audit services provided by a public company's independent public accountants, the Audit Committee approved the continued provision to the Company of audit, audit-related and tax services as described above by Deloitte & Touche. In March 2003, after the SEC's adoption of final rules regarding provision of non-audit services by a public company's independent public accountants, the Audit Committee adopted a pre-approval policy regarding these services. All of the services performed by Deloitte & Touche in 2005 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee at its March 2003 meeting.

     The Audit Committee's pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that Deloitte & Touche may perform. The policy requires that, each fiscal year, a description of the services (the "Service List") expected to be performed by Deloitte & Touche in each of the Disclosure Categories, as well as related budgeted fee amounts, be presented to the Audit Committee for approval. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

     Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year. Any proposed service exceeding 120% of the pre-approved cost level or budgeted amount requires specific additional pre-approval by the Audit Committee.

                   TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN
                                    (ITEM 3)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

BACKGROUND AND PURPOSE

     The Company's Board of Directors has established, subject to stockholder approval at the Annual Meeting, the Tenneco Inc. 2006 Long-Term Incentive Plan (the "Plan"). A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Stockholders are urged to read the actual text of the Plan in its entirety.

     The Company's former equity incentive plan, the Tenneco Inc. 2002 Long-Term Incentive Plan (as amended, the "2002 Plan"), provided for the delivery of up to 4 million shares of the Company's common stock pursuant to awards granted under the 2002 Plan, including a maximum of 1,000,000 shares for Full Value Awards (as defined below). Through March 14, 2006, the Company has delivered or granted awards under the 2002 Plan covering the delivery of up to 3,768,300 shares of common stock in the aggregate, including 884,139 shares subject to Full Value Awards. Accordingly, at March 14, 2006, only 231,700 shares remained available for award under the 2002 Plan.

     Our Board of Directors and Compensation/Nominating/Governance Committee believe that our growth and performance depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated if they own or have the opportunity to acquire (through options and other equity-based incentives) a significant equity interest in us. The Board of Directors and Committee consider equity-based incentives an important component of their efforts to attract and retain talented individuals.

     The success of this compensation philosophy is evidenced, the Company believes, by the performance of the Company's Common Stock over the last several years. From the first trading day of January 2002 to the first trading day of January 2006, the closing sales price of the Company's Common Stock increased from $2.30 to $20.40 (and was $21.42 as of March 14, 2006).

     With only 231,700 shares available under the 2002 Plan as of March 14, 2006, the Board of Directors and Committee do not believe the Company has sufficient shares available for future delivery under the 2002 Plan to accomplish these purposes. Accordingly, on March 21, 2006, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Plan, the purposes of which are to: (i) promote the long-term success of the Company and its subsidiaries; (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate participants in the Plan, by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote growth in value of the Company's equity and enhancement of long-term stockholder return.

     Stockholder approval of the Plan is required by the rules of the NYSE. The affirmative vote of holders of a majority of the votes cast on the proposal at the Annual Meeting is required to approve the Plan (provided the total votes cast on the proposal represent more than 50% of the outstanding shares of common stock on the record date for the Annual Meeting).

     The effective date of the Plan is March 21, 2006, subject to stockholder approval at the Annual Meeting. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any awards under it are outstanding. However, no awards may be granted under the Plan after the ten-year anniversary of the effective date.

     The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan.

ADMINISTRATION OF THE PLAN; PARTICIPATION

     The authority to control and manage the operation and administration of the Plan will be generally vested in a committee of the Company's Board of Directors (the "Committee"), which is selected by the Board and must consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Company's current Compensation/Nominating/Governance Committee is the "Committee" for purposes of the Plan; however, as described elsewhere herein, it has delegated certain of its responsibilities with respect to compensation that is intended to be "performance-based" for purposes of Section 162(m) of the Code to an Executive Compensation Subcommittee (and, as to such delegated duties, the Subcommittee will act as the "Committee" until such duties are no longer delegated to it).

     Subject to the terms of the Plan, the Committee determines from among the Eligible Individuals (as defined below) who will receive awards under the Plan ("Awards"), the number of shares of common stock subject thereto and the exercise price and other terms thereof. The persons eligible to receive Awards under the Plan are employees of the Company or its subsidiaries, consultants and other persons providing services to the Company or its subsidiaries and members of the Board of Directors (the "Eligible Individuals"), except that only employees are eligible to receive incentive stock option Awards under the Plan. As of March 14, 2006, there were approximately 19,000 persons who would be considered Eligible Individuals for the purposes of the Plan. The consideration to be received by the Company for the granting of Awards under the Plan is service to the Company or its subsidiaries.

AVAILABLE SHARES AND SHARE INFORMATION

     If the Plan is approved at the Annual Meeting, (i) the maximum total number of shares of common stock that may be delivered under the Plan will be equal to the sum of (a) 2,000,000, plus (b) any shares of common stock available for issuance as of the date of approval of the Plan by the Company's stockholders under the 2002 Plan, plus (c) any shares that are represented by awards granted under the 2002 Plan that are forfeited, expire, are canceled or are settled in cash after the date of approval of the Plan by the Company's stockholders without delivery of shares of common stock or which result in the forfeiture or withholding of the shares of common stock, in any case to the extent that such shares of common stock would have been added back to the reserve under the terms of the 2002 Plan (in each case, subject to adjustment as described in the Plan)(the shares referenced in clauses (b) and (c) being collectively referred to as the "2002 Plan Shares") and (ii) the maximum number of shares of common stock that may be delivered under the Plan in respect of "Full Value Awards" will be 500,000, plus the amount of 2002 Plan Shares that, under the 2002 Plan, would have been so available (subject to adjustment as described in the Plan). For the purposes of the Plan, "Full Value Awards" are Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock and Restricted Stock Units (each as defined below). If the Plan is approved by the stockholders at the Annual Meeting, no further awards will be made under the 2002 Plan, as the shares available under the 2002 Plan will be rolled forward and become available under the new Plan.

     The Company had an aggregate of 45,169,180 shares of common stock outstanding as of March 14, 2006. The shares of common stock with respect to which Awards may be made under the Plan will be shares of common stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of common stock purchased in the open market or in private transactions. The closing price per share of common stock on March 14, 2006, as reported by the NYSE, was $21.42.

CERTAIN TERMS AND CONDITIONS OF AWARDS

     An Award under the Plan is subject to such terms and conditions, not inconsistent with the Plan, as the Committee prescribes. The terms and conditions of any Award to a participant are reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant sign a copy of such document.

     Awards may be granted under the Plan as any of the following: Options; SARs; Bonus Stock Awards; Stock Equivalent Unit Awards; Restricted Stock Awards; Restricted Stock Unit Awards; and Performance Unit Awards (each as defined below).

     The grant of an "Option" will entitle the participant to purchase shares of common stock at an exercise price (the "Exercise Price") established by the Committee. An Option may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). An NQO is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     A stock appreciation right (a "SAR") entitles the participant to receive, in cash or shares of common stock, value equal to (or otherwise based on) the excess of (i) the Fair Market Value (as defined below) of a specified number of shares of common stock at the time of exercise, over (ii) an Exercise Price established by the Committee. No Option or SAR may be granted with a term that extends beyond the tenth anniversary of the grant date.

     The "Exercise Price" of each Option and SAR granted is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price may be less than 100% of the Fair Market Value of a share of common stock on the date of grant. For purposes of determining the "Fair Market Value" of a share of common stock as of any date, the following rules apply: (i) if the principal market for the shares of common stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of common stock are then listed or admitted to trading; (ii) if the shares of common stock are not listed on a national securities exchange and the shares of common stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and (iii) if neither clause (i) nor (ii) is applicable, then the Fair Market Value of the shares of common stock shall be determined in good faith by the Committee.

     A "Bonus Stock" Award is a grant of shares of common stock in return for previously performed services, or in return for the participant surrendering other compensation that may be due to such participant from the Company or its subsidiaries.

     A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of common stock, in the future, which may be (but need not be) contingent on the achievement of performance or other objectives, including without limitation continued service, during or in respect of a specified period of at least one year in duration.

     A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar value amount of shares, of common stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during or in respect of a specified period of at least one year in duration.

     A "Restricted Stock" Award is a grant of shares of common stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of common stock, or cash in an amount equal to the value of a specified number of shares of common stock, in the future, with such shares of common stock or right to future delivery of such shares of common stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives, as determined by the Committee. However, the risk of forfeiture with respect to any Restricted Stock Award made to any Eligible Individual in respect of his or her employment by the Company or one of its subsidiaries will not lapse any sooner than three years after the date of grant of such Restricted Stock Award (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three year period and to acceleration of vesting in the event of the participant's death, disability or involuntary termination or a change in control of the Company (as defined in the Plan)).

     The payment of the Exercise Price of an Option granted under the Plan is subject to the following: (a) subject to clauses (b) and (c) below, the full Exercise Price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement not disapproved by the Committee and described in clause
(c) below, payment may be made as soon as practicable after the exercise); (b) the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares of common stock or by attestation, shares of the Company's common stock owned for at least six months or acquired on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; and (c) except as otherwise provided by the Committee, a participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares of common stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     In the discretion of the Committee, a participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or its subsidiaries.

     An Award (including without limitation an Option or SAR Award) may provide the participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of common stock subject to the Award.

     The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units, or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of common stock, the granting of replacement Awards, or any combination thereof as the Committee determines. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee determines.

     If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. To the extent any shares of common stock covered by an Award are not delivered because the Award is forfeited or canceled, or the Award is settled in cash or the shares are used to satisfy the applicable tax withholding obligation, such shares of common stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan or, if applicable, as Full Value Awards.

     All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.

TRANSFERABILITY

     Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

CERTAIN ADJUSTMENTS

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards;

(iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

AMENDMENT OR TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any award agreement under the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, (i) Options issued under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option and (ii) no revision of the Plan shall be made without stockholder approval, if such revision would constitute a "material revision" of the Plan for purposes of the rules of the New York Stock Exchange, Inc. or stockholder approval is otherwise required by applicable law, regulation or stock exchange rule.

CERTAIN LIMITATIONS ON AWARDS AND RELATED MATTERS

     The aggregate number of shares of common stock underlying Options and SARs, including ISOs, granted during any one calendar year period to any one individual under the Plan may not exceed 350,000 (subject to adjustments as described in the Plan). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of common stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of common stock shall be counted as covering only one share of common stock for purposes of applying the limitation in the preceding sentence.

     The Committee may designate whether any Award being granted to any participant is intended to be "performance-based compensation" (as that term is used in section 162(m) of the Code). Any such Awards designated as intended to be "performance-based compensation" will be conditioned on the achievement of one or more Performance Measures (as defined in the Plan), to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards include, among others, earnings, operating income, expense performance, margins, working capital targets, cash flow performance and EVA.

     For Bonus Stock Awards, Stock Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards that are intended to be "performance-based compensation" as that term is used for purposes of Code section 162(m), no more than 200,000 shares of common stock and, if such Awards are denominated in cash value, no more than $4,000,000, may be subject to such Awards granted to any one individual during any one calendar year.

CHANGE IN CONTROL

     Upon the occurrence of a change in control of the Company (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in any award agreement: (a) Options and SARs will become immediately vested and exercisable and will remain exercisable for the lesser of 36 months following such change in control or the remaining maximum term of such Award; (b) any restriction imposed on Restricted Stock or Restricted Stock Units will lapse; and (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards will be deemed to have been fully earned as of the effective date of the change in control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held.

NEW PLAN BENEFITS

     Because grants under the Plan are discretionary, it is not possible to determine or estimate the benefits or amounts that will be received in the future by (or that, for last year, would have been received by or allocated to) any Eligible Individual under the Plan, except that, as described above under "Election of Directors -- Compensation of Directors," it is anticipated that (i) Ms. Eickhoff-Smith, a current director of the Company, will receive $15,400 of Restricted Stock annually under the Plan in respect of certain residual obligations under the discontinued retirement plan for directors, (ii) the portion of Outside Directors' fees payable in equivalent units that may be stock-settled will be awarded under the Plan (see "Election of Directors -- Compensation of Directors") and (iii) each of the Outside Directors will continue to be awarded 3,500 shares of restricted stock annually under the Plan (with a dollar value of $74,790 based on the closing price on March 14, 2006) (see "Election of Directors -- Compensation of Directors").

OUTSTANDING AWARDS

     The following table shows, as of December 31, 2005, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

                                           NUMBER OF             WEIGHTED
                                       SECURITIES TO BE           AVERAGE
                                          ISSUED UPON        EXERCISE PRICE OF        NUMBER OF
                                          EXERCISE OF           OUTSTANDING          SECURITIES
                                          OUTSTANDING            OPTIONS,        REMAINING AVAILABLE
                                       OPTIONS, WARRANTS       WARRANTS AND          FOR FUTURE
PLAN CATEGORY                            AND RIGHTS(1)            RIGHTS             ISSUANCE(1)
-------------                          -----------------     -----------------   -------------------
EQUITY COMPENSATION PLANS APPROVED BY
  SECURITY HOLDERS:
Stock Ownership Plan(2)..............      2,631,838(3)            $9.68                    --
2002 Long-Term Incentive Plan (as
  amended)...........................      1,987,957(4)(5)         $8.35(4)            816,694(5)
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS:
Supplemental Stock Ownership
  Plan(6)............................        302,300(7)            $8.56                    --

---------------

(1) Reflects the number of shares of the Company's common stock. Does not include 247,196 shares that may be issued in settlement of common stock equivalent units that were credited to outside directors as payment for their retainer fee. In general, these units are settled in cash. At the option of the Company, however, the units may be settled in shares of the Company's common stock.

(2) This plan terminated as to new awards on December 31, 2001 (except awards pursuant to commitments outstanding at that date). Does not include 6,628 shares subject to outstanding restricted stock (vest over time) as of December 31, 2005 that were issued at a weighted-average issue price of $4.65 per share.

(3) At March 14, 2006, due to option exercises since the end of 2005, outstanding awards of options, warrants, and rights granted under this plan covered the delivery of up to 2,168,151 shares of common stock. There were 6,628 shares of restricted stock outstanding under this plan at March 14, 2006.

(4) Does not include 709,229 shares subject to outstanding restricted stock (vest over time) as of December 31, 2005 that were issued at a weighted-average issue price of $11.11 per share. Under this plan, as of December 31, 2005, a maximum of 269,771 shares remained available for delivery under Full Value Awards.

                                            (Notes continued on following page.)

(5) At March 14, 2006, due to plan activity since the end of 2005, (i) outstanding awards of options, warrants, and rights granted under this plan covered the delivery of up to 2,089,687 shares of common stock, (ii) 231,700 shares remained available under the plan, of which 115,861 shares could be delivered as Full Value Awards and (iii) 730,847 shares of restricted stock were outstanding under this plan.

(6) The plan described in the table above as not having been approved by security holders is the Tenneco Inc. Supplemental Stock Ownership Plan. This plan, which terminated on December 31, 2001 as to new awards (except awards pursuant to commitments outstanding at that date), originally covered the delivery of up to 1.5 million shares of common stock held in the Company's treasury. This plan was and continues to be administered by the Compensation/Nominating/Governance Committee. The Company's directors, officers and other employees were eligible to receive awards under this plan, although awards under the plan were limited to the Company's non-executive employees. Awards under the plan could take the form of non-statutory stock options, stock appreciation rights, restricted stock, stock equivalent units or performance units. All awards made under this plan were discretionary. The committee determined which eligible persons received awards and determined all terms and conditions (including form, amount and timing) of each award.

(7) At March 14, 2006, due to option exercises since the end of 2005, outstanding awards of options, warrants, and rights granted under this plan covered the delivery of up to 279,300 shares of common stock.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

     The federal income tax discussion set forth below is included for general information only. Eligible Individuals are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

     No income results to the holder of an ISO upon the grant thereof or issuance of shares upon exercise thereof. The amount realized on the sale or taxable exchange of the shares received upon exercise of the ISO in excess of the Exercise Price will be considered a capital gain, except that, if a sale, taxable exchange or other disposition occurs within one year after exercise of the ISO or two years after the grant of the ISO (generally considered to be a "disqualifying disposition"), the participant will realize compensation, for federal income tax purposes, equal to the amount by which the lesser of the Fair Market Value on the date of exercise, or the amount realized on the sale of the shares, exceeds the Exercise Price. Any appreciation on the shares between the exercise date and the disposition will be taxed to the participant as capital gain. The difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise is a tax preference item for the purpose of calculating the alternative minimum tax on individuals under the Code. This preference amount will not be included again in alternative minimum taxable income in the year the taxpayer disposes of the stock.

     No compensation will be realized by a participant holding a NQO at the time it is granted. Upon the exercise of a NQO, a participant will realize compensation for federal income tax purposes equal to the difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise.

     If the participant exercises a NQO by surrendering previously owned shares of common stock, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these Options is added to the basis of the shares received. If the exercised Option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the applicable holding period, the participant will recognize income on such exchange, and the basis of the shares received will be equal to the Fair Market Value of the shares surrendered. If the applicable holding period has been met on the date of exercise of such an ISO, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

     The Company recognizes no deduction at the time of grant or exercise of an ISO and recognizes no deduction at the time of grant of a NQO. The Company will recognize a deduction at the time of exercise of a NQO in an amount equal to the difference between the Exercise Price and the Fair Market Value of the shares on the date of exercise. The Company also will recognize a deduction to the extent the participant recognizes income upon a disqualifying disposition of shares underlying an ISO.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy card to vote all Proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy card. Alternatively, in lieu of returning signed Proxy cards, stockholders can submit a Proxy over the Internet or by calling a specially designated telephone number which appears on the Proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy card.

     All properly completed, unrevoked Proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered, the Proxy will be voted
(i) FOR the election of all nominees for election as director described in this Proxy Statement, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2006, (iii) FOR approval of the Tenneco Inc. 2006 Long-Term Incentive Plan, and (iv) in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

     A Proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated Proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and beneficial owners of 10 percent or more of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that Reporting Persons furnish the Company with copies of all such forms they file with the SEC.

     Based solely upon its review of such forms furnished to the Company during 2005, and upon the written representations received by the Company from certain of the Company's directors and executive officers that no Forms 5 were required, the Company has determined that no Reporting Persons known to it were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during, or with respect to, 2005.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to ratify Deloitte & Touche LLP as the Company's independent public accountants for 2006 and (3) the majority of votes cast on the proposal at the Annual Meeting (in person or by proxy) is required to approve the Tenneco Inc. 2006 Long-Term Incentive Plan, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting.

     Because the election of directors is determined on the basis of a plurality of the votes cast, directions to withhold authority have no effect on the election of directors. Because the vote standard for the approval of Deloitte & Touche LLP is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal. Because the vote standard for the approval of the Tenneco Inc. 2006 Long-Term Incentive Plan is a majority of votes cast on the proposal, abstentions have the effect of a vote against and, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting, broker non-votes would have no effect on the proposal.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference in any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the sections of this Proxy Statement entitled "Executive Compensation -- Tenneco Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation," "Performance Graph," and "Report of Audit Committee" will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2007, the proposal must be received by the Company by November 27, 2006.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAWS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in the Company's proxy statement. The Company's By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under the Company's By-laws, a proposal for the 2007 annual meeting not included by or at the direction of the Board must be received not earlier than January 9, 2007, nor later than February 8, 2007.

                                         KARL A. STEWART
                                            Secretary
                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY R. DONOVAN, EXECUTIVE VICE PRESIDENT -- STRATEGY AND BUSINESS DEVELOPMENT AND GENERAL COUNSEL, TENNECO INC., 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                   APPENDIX A

                                  TENNECO INC.
                         2006 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                                    GENERAL

     1.1. PURPOSE. The Tenneco Inc. 2006 Long-Term Incentive Plan (the "Plan") has been established by Tenneco Inc. (the "Company") to: (i) promote the long-term success of the Company and its Subsidiaries (as defined herein); (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee (as defined herein) shall determine and designate, from time to time, from among the Eligible Individuals (as defined herein), including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement (as defined herein), those persons who will be granted one or more Awards (as defined herein) under the Plan, and thereby become "Participants" in the Plan.

     1.3. OPERATION AND ADMINISTRATION. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 5 (relating to operation and administration).

                                   ARTICLE 2

                             CERTAIN DEFINED TERMS

     As used in this Plan, the following terms shall have the meanings set forth or referenced below. In addition, other terms may be defined in the other Articles and Sections of this Plan, and, unless the context otherwise requires, shall have the specified meanings throughout the Plan:

          (a) APPROVAL DATE. The term "Approval Date" means the date on which the Plan is approved by the Company's stockholders.

          (b) AWARD. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock

     Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards.

          (c) BOARD. The term "Board" means the Board of Directors of the Company.

          (d) CHANGE IN CONTROL. The term "Change in Control" shall mean any of the following events (but no event other than one of the following events):

             (i) any person, alone or together with any of its affiliates or associates, becoming the beneficial owner, directly or indirectly, of securities of the Company representing (A) fifteen percent (15%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs, or (B) forty percent (40%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this subparagraph (i) solely because the requisite percentage of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefits plans maintained by the Tenneco Companies; or

             (ii) members of the Incumbent Board ceasing to constitute a majority of the Board; or

             (iii) the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation, share exchange or combination, constituting a majority of the board of directors of (A) the surviving or successor corporation of such transaction, or (B) if the surviving or successor corporation of such transaction is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

             (iv) the consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any such sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the corporation which holds such assets after such disposition; provided, however, that the Board may determine conclusively that any transaction does not constitute a sale, exchange or other disposition of substantially all of the Company's assets; or

             (v) if any person, alone or together with any of its affiliates or associates, elects or has elected during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board, and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such person; or

             (vi) the Company's stockholders approving a plan of complete liquidation or dissolution of the Company.

          (e) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f) COMMON STOCK. The term "Common Stock" means the Company's common stock, par value $.01 per share.

          (g) COVERED EMPLOYEE. The term "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a "covered employee," as defined in Code section 162(m) and the regulations promulgated under Code section 162(m).

          (h) EFFECTIVE DATE. The term "Effective Date" has the meaning set forth in Section 5.1.

          (i) ELIGIBLE INDIVIDUAL. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary.

          (j) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Common Stock as of any date, the following rules shall apply:

             (i) If the principal market for the shares of Common Stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.

             (ii) If the shares of Common Stock are not listed on a national securities exchange and the shares of Common Stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

             (iii) If subparagraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.

          (k) INCUMBENT BOARD. The "Incumbent Board" shall consist of the following persons:

             (i) the members of the Board as of the Effective Date, to the extent they continue to serve as members of the Board; and

             (ii) any individual who becomes a member of the Board after the Effective Date, if his or her election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company.

          (l) PARTICIPANTS. The term "Participants" has the meaning set forth in Section 1.2.

          (m) PERFORMANCE MEASURE. The term "Performance Measure" means any of the following: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) net income (before or after taxes); (5) net operating profit;
     (6) return measures (including, but not limited to, return on assets, capital, equity or sales); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) cash flow return on investments, which equals net cash flows divided by owner's equity; (9) earnings before or after taxes, interest, depreciation and/or amortization;
     (10) internal rate of return or increase in net present value; (11) dividend payments to parent; (12) gross margins; (13) gross margins minus expenses; (14) operating margin; (15) share price (including, but not limited to, growth measures and total stockholder return); (16) expense targets; (17) working capital targets relating to inventory and/or accounts receivable; (18) planning accuracy (as measured by comparing planned results to actual results); (19) comparisons to various stock market indices; (20) comparisons to the performance of other companies; (21) technological achievement; (22) customer counts; (23) customer satisfaction, quality management or customer service performance; and (24) EVA(R). For purposes of this Plan, "EVA" means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.)

          (n) PRIOR PLAN. The term "Prior Plan" means the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan.

          (o) SUBSIDIARY. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. For purposes of the grant of incentive stock options, the term "Subsidiary" means a subsidiary corporation within the meaning of section 424(f) of the Code.

          (p) TENNECO COMPANIES. The term "Tenneco Companies" means the Company and any Subsidiary of which a majority of the voting common stock or capital stock is owned directly or indirectly by the Company.

                                   ARTICLE 3

                                OPTIONS AND SARS

     3.1.  CERTAIN DEFINITIONS.

     (a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price (as defined herein) established by the Committee. Any Option granted under this Article 3 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with Section 5.2), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

     3.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

     3.3. EXERCISE. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option or SAR shall be exercisable after the tenth anniversary of the date as of which such Award was granted.

     3.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

          (a) Subject to the following provisions of this Section 3.4, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement not disapproved by the Committee and described in Section 3.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price shall be payable to the Company in full either:
     (i) in cash or its equivalent, (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market), (iii) by a combination of (i) and (ii), or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

          (c) Except as otherwise provided by the Committee, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     3.5. SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to the provisions of Section 5.7.

                                   ARTICLE 4

                           OTHER STOCK-RELATED AWARDS

     4.1.  CERTAIN DEFINITIONS.

          (a) A "Bonus Stock" Award is a grant of shares of Common Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due to such Participant from the Company or a Subsidiary.

          (b) A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, which may be contingent on the achievement of performance or other objectives, including without limitation continued service, during or in respect of a specified period of at least one year in duration.

          (c) A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar amount of shares, of Common Stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during or in respect of a specified period of at least one year in duration.

          (d) A "Restricted Stock" Award is a grant of shares of Common Stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of Common Stock, or cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee. Notwithstanding the foregoing, the risk of forfeiture with respect to any Restricted Stock Award made to any Eligible Individual in respect of his or her employment by the Company or a Subsidiary shall not lapse any sooner than three years after the date of grant of such Restricted Stock Award (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant's death, disability or involuntary termination or a Change in Control).

     4.2. RESTRICTIONS ON AWARDS. Each Bonus Stock Award, Stock Equivalent Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 4.2 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit or Subsidiary of the Company or any combination thereof, as the Committee may deem appropriate, or any such performance as compared to the performance of a group of comparator companies, or any published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award made under this Article 4 based on the achievement of performance goals pursuant to the Performance Measures specified herein. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements,
(c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees intended to qualify as "performance-based compensation," they shall be prescribed in a form that meets the requirements of Code section 162(m) for deductibility. Awards that are designed to qualify as "performance-based compensation," and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Board or Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board and Committee shall have the discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under this Article 4 that shall not qualify as "performance-based compensation," the Committee may make such grants without satisfying the requirements of Code section 162(m).

                                   ARTICLE 5

                          OPERATION AND ADMINISTRATION

     5.1. EFFECTIVE DATE; APPROVAL DATE AND EFFECT ON PRIOR PLAN. Subject to the provisions of Section 5.2(b), the Plan shall be effective as of the date that the Plan is adopted by the Board (the "Effective Date"); provided, however, that Awards granted under the Plan prior to the Approval Date will be contingent on approval of the Plan by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary). Upon the Approval Date, no further awards will be made under the Prior Plan. Any awards made under the Prior Plan prior to the Approval Date shall continue to be subject to the terms and conditions of the Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plan subject to the terms and conditions thereof.

     5.2. PLAN AND OTHER LIMITATIONS. The Awards that may be granted under the Plan shall be subject to the following:

          (a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.

          (b) The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of (i) 2,000,000 shares of Common Stock, (ii) any shares of Common Stock available for issuance as of the Approval Date under the Prior Plan, and (iii) any shares that are represented by awards granted under the Prior Plan that are forfeited, expire, are canceled or are settled in cash after the Approval Date without delivery of shares of Common Stock or which result in the forfeiture or withholding of the shares of Common Stock, in any case to the extent that such shares of Common Stock would have been added back to the reserve under the terms of the Prior Plan (the shares referenced in clauses (ii) and (iii) being collectively referred to as the "Prior Plan Shares"). Subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan pursuant to Full Value Awards (as defined below) shall be equal to 500,000 shares of Common Stock (plus the amount of Prior Plan Shares that, under the Prior Plan, would have been so available). For the purposes of this Plan, "Full Value Awards" shall be Awards of Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock or Restricted Stock Units.

          (c) To the extent provided by the Committee, any Award of Stock Equivalent Units, Performance Units or Restricted Stock Units may be settled in cash rather than shares of Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award expires, is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Common Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan or, if applicable, pursuant to Full Value Awards.

          (d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          (e) Subject to Section 5.2(f), the following additional limitations are imposed under the Plan.

             (i) The maximum number of shares of Common Stock that may be covered by Awards granted during any one calendar year period to any one individual pursuant to Article 3 (relating to Options and SARs, including ISOs) shall be 350,000 (Three Hundred Fifty Thousand) shares of Common Stock. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this clause (i).

             (ii) For Awards granted pursuant to Article 4 that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 (Two Hundred Thousand) shares of Common Stock and, if such Awards are denominated in cash value, no more than $4,000,000, may be subject to such Awards granted to any one individual during any one calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded. Unless otherwise indicated by the Committee at the time of grant, all Awards granted pursuant to Article 4 for which the vesting or payment are conditioned on achievement of one or more Performance Measures shall be deemed to be intended to be "performance-based compensation" for the purposes of Code section 162(m).

          (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards under this Section 5.2(f) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     5.3. GENERAL RESTRICTIONS. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

     5.4. TAX WITHHOLDING. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this paragraph (c) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income).

     5.5. GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     5.6. DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

     5.7. SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any obligations to make payments or distributions under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     5.8. TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     5.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.10. AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     5.11. ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     5.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.13.  LIMITATION OF IMPLIED RIGHTS.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     5.14. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   ARTICLE 6

                               CHANGE IN CONTROL

     Subject to the provisions of Section 5.2(f) (relating to certain adjustments), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in the Award Agreement:

          (a) any and all Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the lesser of 36 months following such Change in Control or the remaining maximum term of such Award (regardless of whether the applicable Participant's employment or directorship is terminated upon or after such Change in Control);

          (b) any period of restriction and restrictions imposed on Restricted Stock or Restricted Stock Units granted hereunder shall lapse; and

          (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards granted hereunder shall be deemed to have been fully earned as of the effective date of the Change in Control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control.

                                   ARTICLE 7

                                   COMMITTEE

     7.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Article 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. From and after the Effective Date, unless removed by the Board or unless said committee no longer exists, the Company's Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     7.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards and (subject to the restrictions imposed by Article 8) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

     7.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     7.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual's employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this Article 8. Notwithstanding anything herein to the contrary, (i) Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no revision of the Plan shall be made without stockholder approval if such revision would constitute a "material revision" of the Plan for purposes of the rules of the New York Stock Exchange, Inc. or stockholder approval is otherwise required by applicable law, regulation or stock exchange rule.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1. GOVERNING LAW. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

     9.2. SEVERABILITY. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

                                         TENNECO INC.

                                         By: /s/ Mark P. Frissora
                                         Its: Chairman of the Board,
                                            Chief Executive Officer
                                            and President

Date: As of March 21, 2006

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 9, 2006

                                           TENNECO INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                      (TENNECO LOGO)

       TENNECO INC.
       500 NORTH FIELD DRIVE
       LAKE FOREST, ILLINOIS 60045                                [TENNECO LOGO]

                                                                  March 27, 2006

Dear Benefit Plan Participant:

     The Annual Meeting of the Stockholders of Tenneco Inc. is scheduled to be held Tuesday, May 9, 2006, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for director named in the Proxy Statement, FOR the approval of the appointment of Deloitte & Touche LLP as independent public accountants for 2006, FOR the approval of the Tenneco Inc. 2006 Long-Term Incentive Plan and in the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  TENNECO INC.

                                   MAY 9, 2006

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
              --------------------

ACCOUNT NUMBER
              --------------------

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.

             PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
     ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS:

                               NOMINEES:
[ ] FOR ALL NOMINEES           O CHARLES W. CRAMB
                               O TIMOTHY R. DONOVAN
[ ] WITHHOLD AUTHORITY         O M. KATHRYN EICKHOFF-SMITH
    FOR ALL NOMINEES           O MARK P. FRISSORA
                               O FRANK E. MACHER
[ ] FOR ALL EXCEPT             O ROGER B. PORTER
    (See instructions below)   O DAVID B. PRICE, JR.
                               O DENNIS G. SEVERANCE
                               O PAUL T. STECKO
                               O MITSUNOBU TAKEUCHI
                               O JANE L. WARNER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: @

                                                FOR        AGAINST       ABSTAIN
2.  Approve appointment of Deloitte &
    Touche LLP as independent public
    accountants for 2006.                       [ ]          [ ]           [ ]

3.  Approve the Tenneco Inc. 2006
    Long-Term Incentive Plan.                   [ ]          [ ]           [ ]

4. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

SIGNATURE OF STOCKHOLDER                                    DATE:
                        ------------------------------------     ---------------
SIGNATURE OF STOCKHOLDER                                    DATE:

                        ------------------------------------     ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  TENNECO INC.

                         Annual Meeting of Stockholders
                                   May 9, 2006
                             10:00 a.m., local time

                                     Tenneco
                              500 North Field Drive
                           Lake Forest, Illinois 60045

Dear Stockholder:

            Tenneco Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

            To vote your shares electronically, please follow the instructions on the opposite side of this card.

            Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

            If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
                  YOUR VOTE IS IMPORTANT: THANK YOU FOR VOTING.


                                  TENNECO INC.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Inc. held of record by the undersigned at the close of business on March 14, 2006 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Inc. to be held at 10:00 a.m., local time, May 9, 2006, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  TENNECO INC.

                                   MAY 9, 2006

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.

             PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
     ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------


1.  ELECTION OF DIRECTORS:

                                NOMINEES:
[ ] FOR ALL NOMINEES           O CHARLES W. CRAMB
                               O TIMOTHY R. DONOVAN
[ ] WITHHOLD AUTHORITY         O M. KATHRYN EICKHOFF-SMITH
    FOR ALL NOMINEES           O MARK P. FRISSORA
                               O FRANK E. MACHER
[ ] FOR ALL EXCEPT             O ROGER B. PORTER
    (See instructions below)   O DAVID B. PRICE, JR.
                               O DENNIS G. SEVERANCE
                               O PAUL T. STECKO
                               O MITSUNOBU TAKEUCHI
                               O JANE L. WARNER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: @

                                                FOR        AGAINST       ABSTAIN
2.  Approve appointment of Deloitte &
    Touche LLP as independent public
    accountants for 2006.                       [ ]          [ ]           [ ]

3.  Approve the Tenneco Inc. 2006
    Long-Term Incentive Plan.                   [ ]          [ ]           [ ]

4. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:                                   Date:
                         -----------------------------------     ---------------

Signature of Stockholder:                                   Date:

                         -----------------------------------     ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  TENNECO INC.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Inc. held of record by the undersigned at the close of business on March 14, 2006 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Inc. to be held at 10:00 a.m., local time, May 9, 2006, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                (Continued and to be signed on the reverse side.)